Exhibit 4(g)

                                                     EXECUTION
                                                          COPY










                         $300,000,000


                             THIRD
                     AMENDED AND RESTATED
                       CREDIT AGREEMENT

                 Dated as of November 20, 1996

                             Among

                     IES DIVERSIFIED INC.
                          as Borrower

                              and

                    THE BANKS NAMED HEREIN
                           as Banks

                              and

                        CITIBANK, N.A.
                           as Agent



                       TABLE OF CONTENTS

Section                                                                   Page

             ARTICLE I - DEFINITIONS AND ACCOUNTING TERMS                   1

     SECTION 1.01.  Certain Defined Terms.                                  1
     SECTION 1.02.  Computation of Time Periods                            15
     SECTION 1.03.  Computations of Outstandings                           16
     SECTION 1.04.  Accounting Terms                                       16

             ARTICLE II - AMOUNTS AND TERMS OF THE ADVANCES                16

     SECTION 2.01.  The A Advances                                         16
     SECTION 2.03.  The B Advances                                         18
     SECTION 2.04.  Fees                                                   21
     SECTION 2.05.  Reduction of the Commitments                           21
     SECTION 2.06.  Repayment of A Advances                                22
     SECTION 2.07.  Interest on A Advances                                 22
     SECTION 2.08.  Additional Interest on Eurodollar Rate Advances        22
     SECTION 2.09.  Interest Rate Determination                            23
     SECTION 2.10.  Voluntary Conversion of A Advances                     25
     SECTION 2.11.  Optional Prepayments of Advances                       25
     SECTION 2.12.  Mandatory Prepayments                                  25
     SECTION 2.13.  Increased Costs                                        26
     SECTION 2.14.  Illegality                                             27
     SECTION 2.15.  Payments and Computations                              28
     SECTION 2.16.  Taxes                                                  29
     SECTION 2.17.  Sharing of Payments, Etc.                              30
     SECTION 2.18.  Extension of Termination Date                          31

             ARTICLE III - CONDITIONS OF LENDING                           32

     SECTION 3.01.  Conditions Precedent to Closing                        32
     SECTION 3.02.  Conditions Precedent to Each A Borrowing               34
     SECTION 3.03.  Conditions Precedent to Each B Borrowing               35
     SECTION 3.04.  Reliance on Certificates                               36

             ARTICLE IV -REPRESENTATIONS AND WARRANTIES                    36

     SECTION 4.01.  Representations and Warranties of the Borrower         36

             ARTICLE V - COVENANTS OF THE BORROWER                         38

     SECTION 5.01.  Affirmative Covenants                                  38
     SECTION 5.02.  Negative Covenants                                     42

             ARTICLE VI - EVENTS OF DEFAULT                                46

     SECTION 6.01.  Events of Default                                      46

             ARTICLE VII - THE AGENT                                       48

     SECTION 7.01.  Authorization and Action                               48
     SECTION 7.02.  Agent's Reliance, Etc                                  49
     SECTION 7.03.  Citibank, N.A. and Affiliates                          49
     SECTION 7.04.  Lender Credit Decision                                 50
     SECTION 7.05.  Indemnification                                        50
     SECTION 7.06.  Successor Agent                                        50

             ARTICLE VIII - MISCELLANEOUS                                  51

     SECTION 8.01.  Amendments, Etc                                        51
     SECTION 8.02.  Notices, Etc                                           51
     SECTION 8.03.  No Waiver; Remedies                                    52
     SECTION 8.04.  Costs, Expenses, Taxes and Indemnification             52
     SECTION 8.05.  Right of Set-off                                       53
     SECTION 8.06.  Binding Effect                                         54
     SECTION 8.07.  Assignments and Participations                         54
     SECTION 8.08.  Confidentiality                                        57
     SECTION 8.09.  Waiver of Jury Trial                                   58
     SECTION 8.10.  Consent                                                58
     SECTION 8.11.  Governing Law                                          58
     SECTION 8.12.  Relation of the Parties; No Beneficiary                58
     SECTION 8.13.  Execution in Counterparts                              58



                  THIRD AMENDED AND RESTATED
                       CREDIT AGREEMENT

                 Dated as of November 20, 1996



     THIS CREDIT AGREEMENT is made by and among:

    (i)   IES DIVERSIFIED INC., an Iowa corporation (the
          "Borrower"), all of whose common stock is owned on the date hereof by the Parent (as hereinafter defined),

   (ii) the banks (the "Banks") listed on the signature pages hereof and the other Lenders (as hereinafter defined) from time to time party hereto, and

   (iii)  Citibank, N.A., as agent (the "Agent") for the
          Lenders hereunder.

                    PRELIMINARY STATEMENTS

     (1) The Borrower, certain banks (the "Existing Banks") and Citibank, N.A., as agent for the Existing Banks, are parties to that certain Second Amended and Restated Credit Agreement, dated as of November 9, 1994 (the "Existing Facility").

     (2) The Borrower has requested that the Existing Facility be amended and restated so as to (i) increase the Commitments (as defined therein) to $300,000,000 and (ii) effect certain other amendments and modifications as set forth herein.

     (3) The Banks and the Agent have agreed to such request, on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree that the Existing Facility is hereby amended and restated in its entirety to read as follows:


                          ARTICLE I
               DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01.   Certain Defined Terms.  As used  in  this
Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "A Advance" means an advance by a Lender to the Borrower as part of an A Borrowing and refers to an Adjusted CD Rate Advance, a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of A Advance.

           "A Borrowing" means a borrowing consisting of simultaneous A Advances of the same Type, having the same Interest Period and ratably made or Converted on the same day by each of the Lenders pursuant to Section 2.02 or 2.10, as the case may be. All Advances of the same Type, having the same Interest Period and made or Converted on the same day shall be deemed a single Borrowing hereunder until repaid or next Converted.

           "A Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit 1.01A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the A Advances made by such Lender.

           "Adjusted CD Rate" means, for any Interest Period for each Adjusted CD Rate Advance made as part of the same A Borrowing, an interest rate per annum equal to the sum of:

               (a) the rate per annum obtained by dividing (i) the rate of interest determined by the Agent to be the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the consensus bid rate determined by each of the Reference Banks for the bid rates per annum at 9:00 a.m. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period of New York certificate of deposit dealers of recognized standing selected by such Reference Bank for the purchase at face value of certificates of deposit of such Reference Bank in an amount substantially equal to such Reference Bank's Adjusted CD Rate Advance made as part of such A Borrowing and maturing on the last day of such Interest Period, by (ii) a percentage equal to 100% minus the Adjusted CD Rate Reserve Percentage (as defined below) for such Interest Period, plus

               (b) the Assessment Rate (as defined below) for such Interest Period.

     The "Adjusted CD Rate Reserve Percentage" for the Interest Period for each Adjusted CD Rate Advance comprising part of the same A Borrowing means the reserve percentage applicable on the first day of such Interest Period, as determined by the Agent, under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion dollars with respect to liabilities consisting of or including (among other liabilities) U.S. dollar nonpersonal time deposits in the United States with a maturity equal to such Interest Period. The "Assessment Rate" for the Interest Period for each Adjusted CD Rate Advance comprising part of the same A Borrowing means the annual assessment rate estimated by the Agent on the first day of such Interest Period for determining the then current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of the Agent in the United States. The Adjusted CD Rate for the Interest Period for each Adjusted CD Rate Advance comprising part of the same A Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks on the first day of such Interest Period, subject, however, to the provisions of Section 2.09.

           "Adjusted CD Rate Advance" means an A Advance which bears interest as provided in Section 2.07(b).

          "Advance" means an A Advance or a B Advance.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

           "Alternate Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

               (c)                   the   rate  of  interest  announced
          publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.'s base rate; and

               (d)                  1/2  of one percent per annum  above
          the Federal Funds Rate.

     Each change in the Alternate Base Rate shall take effect concurrently with any change in such base rate or the Federal Funds Rate.

           "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a B Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such B Advance.

           "Applicable Margin" means, for a Eurodollar Rate Advance, an Adjusted CD Rate Advance or Base Rate Advance, the basis points per annum set forth, in the columns identified as Level 1, Level 2, Level 3 or Level 4 below, opposite the rate applicable to such Advance.

                  Level 1         Level 2      Level 3      Level 4
S&P               A- or better    BBB+         BBB          below BBB*
                  and             and          and          or
Moody's           A3 or better    Baa1         Baa2         below Baa2*

Basis Points Per Annum

Eurodollar Rate      25.0            25.0         30.0         70.0
Adjusted CD Rate     37.5            37.5         42.5         82.5
Base Rate Advance       0               0            0        100.0
                                                       * or unrated

     The Applicable Margin will be based upon the Level corresponding to First Mortgage Bond (IES Utilities) Debt Rating at the time of determination. Any change in the Applicable Margin shall be effective as of the Borrowing date following the date on which the applicable rating agency announces the applicable change in ratings.

          "Applicable Rate" means:

          (i) in the case of each Base Rate Advance, a rate per annum equal at all times to the sum of the Alternate Base Rate in effect from time to time plus the Applicable Margin in effect from time to time;

          (ii) in the case of each Adjusted CD Rate Advance comprising part of the same A Borrowing, a rate per annum during each Interest Period equal at all times to the sum of the Adjusted CD Rate for such Interest Period plus the Applicable Margin in effect from time to time during such Interest Period; and

          (iii) in the case of each Eurodollar Rate Advance comprising part of the same A Borrowing, a rate per annum during each Interest Period equal at all times to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time during such Interest Period.

          "Available Commitment" means, for each Lender at any time on any day, the unused portion of such Lender's Commitment, computed after giving effect to all Extensions of Credit theretofore made on such day and the application of proceeds therefrom.

           "Available Commitments" means the aggregate of the Lenders' Available Commitments hereunder.

           "B Advance" means an advance by a Lender to the Borrower as part of a B Borrowing resulting from the auction bidding procedure described in Section 2.03.

           "B Borrowing" means a borrowing consisting of simultaneous B Advances from each of the Lenders whose offer to make one or more B Advances as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.03.

           "B Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit 1.01A-2 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from a B Advance(s) made by such Lender.

           "B Reduction" has the meaning assigned to that term in Section 2.01.

           "Base Rate Advance" means an A Advance that bears interest as provided in Section 2.07(a).

           "Borrowing" means an A Borrowing or a B  Borrowing.
     Any  A Borrowing consisting of A Advances of a particular
     Type may be referred to as being an A Borrowing of such "Type".

           "Business Day" means a day of the year on which banks are not required or authorized to close in New York City, Chicago, Illinois or Cedar Rapids, Iowa, and, if the applicable Business Day relates to any Eurodollar Rate Advance, on which dealings are carried on in the London interbank market.

           "CD Lending Office" means, with respect to any Lender, the office or affiliate of such Lender specified as its "CD Lending Office" opposite its name on Schedule I hereto or in the Lender Assignment pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office or affiliate of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "Capitalized Lease Obligations" means obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as a capital lease on a balance sheet prepared in accordance with generally accepted accounting principles, and for purposes hereof the amount of such obligations shall be the capitalized amount determined in accordance with such principles.

           "Cash and Cash Equivalents" means, with respect to any Person, the aggregate amount of the following, to the extent owned by such Person free and clear of all Liens, encumbrances and rights of others and not subject to any judicial, regulatory or other legal constraint: (i) cash on hand; (ii) Dollar demand deposits maintained in the United States with any commercial bank and Dollar time
     deposits  maintained  in  the  United  States  with,   or
     certificates of deposit having a maturity of one year or less issued by, any commercial bank which has its head office in the United States and which has a combined
     capital   and   surplus   of   at   least   $100,000,000;
     (iii) eurodollar time deposits maintained in the United States with, or eurodollar certificates of deposit having a maturity of one year or less issued by, any commercial bank having outstanding unsecured indebtedness that is rated (on the date of acquisition thereof) A- or better by S&P or A3 or better by Moody's (or an equivalent rating by another nationally-recognized credit rating
     agency   of   similar  standing  if   neither   of   such
     corporations is then in the business of rating  unsecured
     bank  indebtedness);  (iv)  direct  obligations  of,   or
     unconditionally guaranteed by, the United States and having a maturity of one year or less; (v) commercial paper rated (on the date of acquisition thereof) A-1 or P-1 or better by S&P or Moody's, respectively (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper), and having a maturity of one year or less;
     (vi) obligations with any Lender or any other commercial bank in respect of the repurchase of obligations of the type described in clause (iv), above, provided that such
     repurchase   obligations  shall  be  fully   secured   by
     obligations of the type described in said clause (iv) and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, such Lender or such other commercial bank; and (vii) preferred stock of any Person that is rated A- or better by S&P or A3 or better by Moody's (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating preferred stock of entities engaged in such businesses).

           "Closing" means the day upon which each of the applicable conditions precedent enumerated in Section
     3.01 shall be fulfilled to the satisfaction of, or waived with the consent of, the Lenders, the Agent and the Borrower. All transactions contemplated by the Closing shall take place on a Business Day on or prior to November 20, 1996, at the offices of King & Spalding, 120 West 45th Street, New York, New York 10036, at 10:00 a.m., or such later Business Day as the parties hereto may mutually agree.

           "Commitment" means, for each Lender, the obligation of such Lender to make Advances to the Borrower in an amount no greater than the amount set forth on Schedule I hereto or, if such Lender has entered into one or more Lender Assignments, set forth for such Lender in the
     Register maintained by the Agent pursuant to Section 8.07(c), in each such case as such amount may be reduced from time to time pursuant to Section 2.05. "Commitments" means the total of the Lenders' Commitments hereunder. The Commitments shall in no event exceed $300,000,000.

           "Consolidated Capital" means, with respect to any Person, at any date of determination, the sum of
     (a) Consolidated Debt of such Person, (b) consolidated equity of the common stockholders of such Person and its Consolidated Subsidiaries, (c) consolidated equity of the preference stockholders of such Person and its Consolidated Subsidiaries and (d) consolidated equity of the preferred stockholders of such Person and its Consolidated Subsidiaries, in each case determined at
     such   date   in   accordance  with  generally   accepted
     accounting principles.

           "Consolidated Debt" means, with respect to any Person, at any date of determination, the aggregate Debt of such Person and its Consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Consolidated Subsidiary" means, with respect to any Person, any Subsidiary of such Person whose accounts are or are required to be consolidated with the accounts of such Person in accordance with generally accepted accounting principles.

           "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type, or to the selection of a new, or the renewal of the same, Interest Period for Advances, as the case may be, pursuant to Section 2.09 or 2.10.

            "Debt" means, for any Person, any and all indebtedness, liabilities and other monetary obligations of such Person (i) for borrowed money or evidenced by bonds, debentures, notes or other similar instruments,
     (ii) to pay the deferred purchase price of property or services (except trade accounts payable arising and repaid in the ordinary course of business),
     (iii) Capitalized Lease Obligations, (iv) under reimbursement or similar agreements with respect to letters of credit (other than trade letters of credit) issued to support indebtedness or obligations of such Person or of others of the kinds referred to in clauses
     (i)   through  (iii),  above,  and  clause  (v),   below,
     (v) reasonably quantifiable obligations under direct guaranties or indemnities, or under support agreements, in respect of, and reasonably quantifiable obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, or to assure an obligee against failure to make payment in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through
     (iv), above, and (vi) in respect of unfunded vested benefits under Plans. In determining Debt for any Person, there shall be included accrued interest on the principal amount thereof to the extent such interest has accrued for more than six months.

           "Default Rate" means a rate per annum equal at all times to 2% per annum above the Applicable Rate in effect from time to time for Base Rate Advances.

           "Direct Subsidiary" means, with respect to any Person, any Subsidiary directly owned by such Person.

           "Dollars" and the sign "$" each means lawful money of the United States.

          "Domestic Lending Office" means, with respect to any Lender, the office or affiliate of such Lender specified as its "Domestic Lending Office" opposite its name on
     Schedule I hereto or in the Lender Assignment pursuant to which it became a Lender, or such other office or affiliate of such Lender as such Lender may from time to time specify in writing to the Borrower and the Agent.

           "Eligible Assignee" means (a) a commercial bank or trust company organized under the laws of the United States, or any State thereof; (b) a commercial bank organized under the laws of any other country that is a member of the OECD, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States; (c) the central bank of any country that is a member of the OECD; and (d) any other commercial bank or other financial institution engaged generally in the business of extending credit or purchasing debt instruments; provided, however, that (A) any such Person shall also
     (i) have outstanding unsecured indebtedness that is rated A- or better by S&P or A3 or better by Moody's (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating unsecured indebtedness of entities engaged in such businesses) or
     (ii) have combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $250,000,000 (or its equivalent in foreign currency), (B) any Person described in clause (b), (c), or (d), above, shall, on the date on which it is to become a Lender hereunder, (i) be entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes (as contemplated by Section 2.16) and (ii) not be incurring any losses, costs or expenses of the type for which such Person could demand payment under Section 2.13, and
     (C) any Person described in clauses (b), (c) and (d), above, shall, in addition, be reasonably acceptable to the Agent and the Borrower.

            "ERISA"  means  the  Employee  Retirement   Income
     Security  Act of 1974, as amended from time to time,  and
     the    regulations   promulgated   and   rulings   issued
     thereunder.

          "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which is under common control within the meaning of the regulations under Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended from time to time.

            "ERISA Event" means (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (ii) the provision by the administrator of any Plan of notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);
     (iii) the cessation of operations at a facility in the circumstances described in Section 4062(e) of ERISA;
     (iv) the withdrawal by the Borrower or an ERISA Affiliate of the Borrower from a Multiple Employer Plan during a plan year for which it was a "substantial employer", as defined in Section 4001(a)(2) of ERISA; (v) the failure by the Borrower or an ERISA Affiliate of the Borrower to make a payment to a Plan required under Section 302(f)(1) of ERISA, which failure results in the imposition of a lien for failure to make required payments; (vi) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (vii) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

           "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

           "Eurodollar Lending Office" means, with respect to any Lender, the office or affiliate of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Lender Assignment pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office or affiliate of such Lender as such Lender may from time to time specify in writing to the Borrower and the Agent.

           "Eurodollar Rate" means, for each Interest Period for each Eurodollar Rate Advance made as part of the same A Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance made as part of such A Borrowing and for a period equal to such Interest Period. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance made as part of the same A Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.09.

           "Eurodollar Rate Advance" means an A Advance that bears interest as provided in Section 2.07(c).

           "Eurodollar Reserve Percentage" of any Lender for each Interest Period for each Eurodollar Rate Advance means the reserve percentage applicable to such Lender during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under Regulation D or other regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) then applicable to such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Events of Default" has the meaning assigned to that term in Section 6.01.

           "Existing Banks" has the meaning assigned to that term in Preliminary Statement (1) to this Agreement.

          "Existing Credit Agreement" has the meaning assigned to that term int he Preliminary Statements.

          "Existing Facility" has the meaning assigned to that term in Preliminary Statement (1) to this Agreement.

            "Extension  of  Credit"  means  the  making  of  a
     Borrowing.   For purposes of this Agreement, a Conversion
     shall not constitute an Extension of Credit.

           "External Line" means any arrangement (other than pursuant to this Agreement or the Senior Debt Documents) with any commercial bank pursuant to which such commercial bank has agreed (whether or not such agreement shall constitute a committed facility or shall otherwise be legally enforceable) to make unsecured loans or extend credit on an unsecured basis to one or more Borrowers up to a specified amount ether on a demand basis or for periods of not in excess of 270 days or any similar finance arrangement commonly known as a "line of credit".

          "Facility Fee" means a fee which shall be payable on the aggregate amount of the Commitments, irrespective of usage, to each Lender pro rata on the amount of their respective Commitments. As described below, the Facility Fee will be determined with reference to the basis points per annum set forth in the columns identified as Level 1, Level 2, Level 3 or Level 4 and the First Mortgage Bond (IES Utilities) Debt Rating.

              Level 1         Level 2      Level 3      Level 4
S&P           A- or better    BBB+         BBB          below BBB*
              and             and          and          or
Moody's       A3 or better    Baa1         Baa2         below Baa2*

Basis Points     15.0            20.0         25.0         30.0
                                                   * or unrated

     Any change in the Facility Fee shall be effective as of the date on which the applicable rating agency announces the applicable change of ratings.

           "FDIC Assessment Rate" mean, during an Interest Period for CD Rate Advances comprising a single Borrowing, the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current annual assessment rate payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in U.S. dollars at the Administrative Agent's domestic offices. The FDIC
     Assessment Rate shall be the same for all CD Rate Advances comprising the same Borrowing and shall be adjusted automatically on and as of he effective date of each change in any such rate.

           "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

           "Fee Letter" means that certain letter agreement, dated October 17, 1996, among the Borrower, the Agent and Citicorp Securities, Inc.

           "First Mortgage Bonds (IES Utilities) Debt Rating" means the rating assigned by Moody's or S&P, as the case may be, to the senior secured non-credit enhanced long-term Debt of IES Utilities.

           "Governmental Approval" means any authorization, consent, approval, license, franchise, lease, ruling, tariff, rate, permit, certificate, exemption of, or filing or registration with, any governmental authority or other legal or regulatory body.

          "Hazardous Substance" means any waste, substance, or material identified as hazardous, dangerous or toxic by any office, agency, department, commission, board, bureau, or instrumentality of the United States or of the State or locality in which the same is located having or exercising jurisdiction over such waste, substance or material.

           "IES Utilities" means IES Utilities Inc., an Iowa corporation, all of whose common stock is owned on the date hereof by the Parent.

           "Increasing Lender" means each Existing Bank  whose
     Commitment  exceeds its "Commitment" under  the  Existing
     Facility.

           "Information  Memorandum"  means  the  Confidential
     Information  Memorandum of the Parent dated October  1996
     previously delivered by Citicorp Securities, Inc. at the direction of the Parent to the Lenders.

           "Interest Period" means, for each A Advance made as part of the same A Borrowing, the period commencing on the date of such A Advance or the date of the Conversion of any A Advance into such an A Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 30, 60, 90 or 180 days in the case of an Adjusted CD Rate Advance, and 1, 2, 3 or 6 months in the case of a Eurodollar Rate Advance, in each case as the Borrower may, upon notice received by the Agent not later than 12:00 noon (New York City time) (a) on the third Business Day prior to the first day of such Interest Period in the case of a Eurodollar Rate Advance and
     (b) on the second Business Day prior to the first day of such Interest Period in the case of an Adjusted CD Rate Advance, select; provided, however, that:

               (i) the Borrower may not select any Interest Period that ends after the Termination Date;

               (ii) Interest Periods commencing on the same date for A Advances comprising part of the same A Borrowing shall be of the same duration; and

               (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

           "Lenders" means the Banks listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 8.07.

            "Lender   Assignment"  means  an  assignment   and
     acceptance  agreement entered into by  a  Lender  and  an
     Eligible   Assignee,  and  accepted  by  the  Agent,   in
     substantially the form of Exhibit 8.07.

           "Lien"  has  the meaning assigned to that  term  in
     Section 5.02(a).

           "Loan Documents" means this Agreement, the Notes, the Support Agreement, the Fee Letter and all other agreements, instruments and documents now or hereafter executed and/or delivered pursuant hereto or thereto.

            "Majority Lenders" means, on any date of determination, Lenders that, collectively, on such date
     (i) hold at least 66-2/3% of the then aggregate unpaid principal amount of the A Advances owing to Lenders and
     (ii) if no A Advances are then outstanding, have Percentages in the aggregate of at least 66-2/3%. Any determination of those Lenders constituting the Majority Lenders shall be made by the Agent and shall be conclusive and binding on all parties absent manifest error.

           "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

            "Moody's   Rating"   means,   on   any   date   of
     determination, the rating of the long-term senior secured
     Debt of IES Utilities most recently announced by Moody's.

           "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, which is subject to Title IV of ERISA and to which the Borrower or any ERISA Affiliate of the Borrower is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

           "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which is subject to Title IV of ERISA and which (i) is maintained for employees of the Borrower or an ERISA Affiliate of the Borrower and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate of the Borrower could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

           "New Lenders" means the Banks other than the Existing Banks.

          "Note" means an A Note or a B Note.

           "Notice of A Borrowing" has the meaning assigned to that term in Section 2.02(a).

           "Notice of B Borrowing" has the meaning assigned to that term in Section 2.03(a).

           "Notice of Conversion" has the meaning assigned to that term in Section 2.10.

            "OECD"   means  the  Organization   for   Economic
     Cooperation and Development.

            "Parent" means IES Industries Inc., an Iowa corporation, or any successor by merger thereto that succeeds to the obligations of IES Industries Inc. under, and in accordance with Section 2(e) of, the Support Agreement.

            "PBGC"   means   the  Pension   Benefit   Guaranty
     Corporation (or any successor entity) established under ERISA.

           "Percentage" means, for any Lender on any date of determination, the percentage obtained by dividing such Lender's Commitment on such day by the total of the Commitments on such date, and multiplying the quotient so obtained by 100%.

            "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

           "Plan"  means a Single Employer Plan or a  Multiple
     Employer Plan.

          "PUHCA" means the Public Utility Holding Company Act of 1935, as amended from time to time.

           "Reference Banks" means Citibank, N.A., CIBC Inc. and The Sanwa Bank, Ltd., or any additional or substitute Lenders as may be selected from time to time to act as Reference Banks hereunder by the Agent, the Majority Lenders and the Borrower.

           "Register" has the meaning assigned to that term in
     Section 8.07(c).

           "S&P" means Standard & Poor's Corporation or any successor thereto.

           "S&P Rating" means, on any date of determination, the rating of the long-term senior secured Debt of IES
     Utilities most recently announced by S&P.

           "Senior Financial Officer" means the President, the
     Chief Executive Officer, the Chief Financial Officer or the Treasurer of the Borrower.

          "Significant Subsidiary" means any Subsidiary of the Borrower that, on a consolidated basis with any of its Subsidiaries as of any date of determination, accounts for more than 20% of the consolidated assets (valued at book value) of the Borrower and its Subsidiaries.

          "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which is subject to Title IV of ERISA and which (i) is maintained for employees of the Borrower or an ERISA Affiliate of the Borrower and no Person other than the Borrower and its ERISA Affiliates, or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate of the Borrower could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

           "Subsidiary" means, with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by said Person (whether directly or through one of more other Subsidiaries). In the case of an unincorporated entity, a Person shall be deemed to have more than 50% of interests having ordinary voting power only if such Person's vote in respect of such interests comprises more than 50% of the total voting power of all such interests in the unincorporated entity.

           "Support  Agreement" means the  Third  Amended  and
     Restated Support Agreement, dated as of the date hereof, between the Parent and the Borrower, substantially in the form of Exhibit 1.01B.

           "Termination Date" means the earlier  to  occur  of
     (i) November 20, 1999 or such later date to which the Termination Date is extended in accordance with Section 2.18, and (ii) the date of termination or reduction in whole of the Commitments pursuant to Section 2.05 or 6.01.

          "Type" has the meaning assigned to that term (i) in the definition of "A Advance" when used in such context and (ii) in the definition of "Borrowing" when used in such context.

           "Unmatured Default" means an event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

     SECTION 1.02. Computation of Time Periods. Unless otherwise indicated, each reference in this Agreement to a specific time of day is a reference to New York City time. In the computation of periods of time under this Agreement, any period of a specified number of days or months shall be computed by including the first day or month occurring during such period and excluding the last such day or month. In the case of a period of time "from" a specified date "to" or "until" a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     SECTION 1.03. Computations of Outstandings. Whenever reference is made in this Agreement to the "principal amount outstanding" on any date under this Agreement, such reference shall refer to the aggregate principal amount of all Advances outstanding on such date after giving effect to all Extensions of Credit to be made on such date and the application of the proceeds thereof.

     SECTION 1.04. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 5(d) of the Support Agreement.


                          ARTICLE II
               AMOUNTS AND TERMS OF THE ADVANCES

     SECTION 2.01. The A Advances. (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make A Advances to the Borrower from time to time on any Business Day during the period from the Closing until the Termination Date in an aggregate outstanding amount not to exceed at any time such Lender's Available Commitment, provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the B Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective Percentages (such deemed use of the aggregate amount of the Commitments being a "B Reduction"). Each A Borrowing shall be in an aggregate amount not less than
$5,000,000 (or, if lower, the amount of the Available Commitments) or an integral multiple of $1,000,000 in excess thereof and shall consist of A Advances of the same Type made on the same day by the Lenders ratably according to their respective Percentages. Within the limits of each Lender's
Commitment and as hereinabove and hereinafter provided, the Borrower may request Extensions of Credit hereunder, and repay or prepay Advances pursuant to Section 2.11 and utilize the resulting increase in the Available Commitments for further Extensions of Credit in accordance with the terms hereof.

     (b) In no event shall the Borrower be entitled to request or receive any Extensions of Credit that would cause the principal amount outstanding hereunder to exceed the Commitments.

     SECTION 2.02. Making the A Advances. (a) Each A Borrowing shall be made on notice, given not later than 12:00 noon
(i) on the third Business Day prior to the date of the proposed A Borrowing, in the case of an A Borrowing comprised of Eurodollar Rate Advances, (ii) on the second Business Day prior to the date of the proposed A Borrowing, in the case of an A Borrowing comprised of Adjusted CD Rate Advances, and
(iii) on the date of the proposed A Borrowing, in the case of an A Borrowing comprised of Base Rate Advances, in each case by the Borrower to the Agent, which shall give to each Lender
prompt  notice  thereof by telecopier, telex or  cable.   Each
such notice of an A Borrowing (a "Notice of A Borrowing") shall be by telecopier, telex or cable, in substantially the
form  of  Exhibit  2.02(a)  hereto,  specifying  therein   the
requested   (A)  date  of  such A Borrowing,  (B)  Type  of  A
Advances comprising such A Borrowing, (C) aggregate amount of such A Borrowing and (D) in the case of an A Borrowing comprised of Adjusted CD Rate Advances or Eurodollar Rate Advances, initial Interest Period for each such A Advance. Each Lender shall, before (x) 12:00 noon on the date of such A Borrowing, in the case of an A Borrowing comprised of Eurodollar Rate Advances or Adjusted CD Rate Advances, and (y) 1:00 p.m. on the date of such A Borrowing, in the case of an A Borrowing comprised of Base Rate Advances, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion of such A Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will promptly make such funds available to the Borrower at the Agent's aforesaid address.

     (b) Each Notice of A Borrowing shall be irrevocable and binding on the Borrower. In the case of any A Borrowing which the related Notice of A Borrowing specifies is to be comprised of Adjusted CD Rate Advances or Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of A Borrowing for such A Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the A Advance to be made by such Lender as part of such A Borrowing when such A Advance, as a result of such failure, is not made on such date.

     (c) Unless the Agent shall have received notice from a Lender prior to the date of any A Borrowing that such Lender will not make available to the Agent such Lender's A Advance as part of such A Borrowing, the Agent may assume that such Lender has made such A Advance available to the Agent on the date of such A Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such A Advance available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to A Advances comprising such A Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's A Advance as part of such A Borrowing for purposes of this Agreement.

     (d) The failure of any Lender to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its A Advance on the date of such A Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the A Advance to be made by such other Lender on the date of any A Borrowing.

     SECTION 2.03. The B Advances. (a) Each Lender severally agrees that the Borrower may request B Borrowings under this
Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date in the manner, and subject to the terms and conditions, set forth below. The rates of interest offered by the Lenders and accepted by the Borrower for each B Borrowing shall be fixed rates per annum.

     (i) The Borrower may request a B Borrowing under this Section 2.03 by delivering to the Agent, by telecopier, telex or cable, a notice of a B Borrowing (a "Notice of B Borrowing"), in substantially the form of Exhibit 2.03(a)(i) hereto, specifying the date and aggregate amount of the proposed B Borrowing, the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date may not be earlier than the date occurring 30 days after the date of such B Borrowing nor later than the earlier to occur of the then scheduled Termination Date and the date occurring 180 days following the date of such B Borrowing), the interest payment date or dates relating thereto, and any other terms to be applicable to such B Borrowing, not later than 3:00 p.m. at least one Business Day prior to the date of the proposed B Borrowing. The Agent shall in turn promptly notify each Lender of each request for a B Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of B Borrowing.

     (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more B Advances to the Borrower as part of such proposed B Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to the Borrower), before 11:00 a.m., on the date of such proposed B Borrowing, of the minimum amount and maximum amount of each B Advance which such Lender would be willing to make as part of such proposed B Borrowing (which amounts may, subject to the limitation contained in subsection
     (d), below, exceed such Lender's Commitment), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such B Advance; provided that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 10:30 a.m. on the date on which notice of such election is to be given to the Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent before 11:00 a.m. on the date on which notice of such election is to be given to the Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any B Advance as part of such B Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any B Advance as part of such proposed B Borrowing.

     (iii) The Borrower shall, in turn, before 12:00 noon on the date of such proposed B Borrowing either

                   (x)   cancel such B Borrowing  by  either
          giving the Agent notice to that effect or failing to accept one or more offers as provided in clause (y), below, or

                   (y)   accept one or more of the offers made
          by any Lender or Lenders pursuant to paragraph (ii), above, in its sole discretion, by giving written notice to the Agent of the amount of each B Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Agent on behalf of such Lender for such B Advance pursuant to paragraph (ii), above) to be made by each Lender as part of such B Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii), above, by giving the Agent written notice to that effect.

     (iv) If the Borrower cancels such B Borrowing pursuant to paragraph (iii)(x), above, the Agent shall give prompt notice thereof to the Lenders and such B Borrowing shall not be made.

     (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph
     (iii)(y), above, such acceptance shall be irrevocable and binding on the Borrower and, subject to the satisfaction of the applicable conditions set forth in Article III, on such Lender or Lenders. The Borrower shall indemnify each such Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date specified in the notice provided pursuant to paragraph
     (vii)(A), below, the applicable conditions set  forth  in
     Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the B Advance to be made by such Lender as part of such B Borrowing when such B Advance, as a result of such failure, is not made on such date.

     (vi) Unless the Agent shall have received notice from a Lender prior to the date of any B Borrowing in which such Lender is required to participate that such Lender will not make available to the Agent such Lender's B Advance as part of such B Borrowing, the Agent may assume that such Lender has made such B Advance available to the Agent on the date of such B Borrowing in accordance with paragraph (vii), below, and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such B Advance available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable to such B Advance and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's B Advance as part of such B Borrowing for purposes of this Agreement.

     (vii) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph
     (iii)(y), above, the Agent shall in turn promptly  notify
     (A) each Lender that has made an offer as described in paragraph (ii), above, of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii), above, have been accepted by the Borrower, (B) each Lender that is to make a B Advance as part of such B Borrowing of the amount of the B Advance to be made by such Lender as part of such B Borrowing and (C) each Lender that is to make a B Advance as part of such B Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a B Advance as part of such B Borrowing shall, before 1:00 p.m. on the date of such B Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 8.02 such Lender's B Advance, in same day funds. Upon fulfillment of the applicable conditions set forth in
     Article III and after receipt by the Agent of such funds, the Agent will promptly make such funds available to the Borrower at the Agent's aforesaid address. Promptly after each B Borrowing the Agent will notify each Lender of the amount of the B Borrowing, the consequent B Reduction and the dates upon which such B Reduction commenced and will terminate.

     (b) Each B Borrowing shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

     (c) Within the limits and on the conditions set forth in this Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay pursuant to subsection
(e), below, prepay pursuant to Section 2.11 and reborrow under this Section 2.03, provided that a B Borrowing shall not be made within three Business Days of the date of any other B Borrowing.

     (d)     In no event shall the Borrower be entitled  to
request  or  receive  any  B Advances  that  would  cause  the
principal   amount  outstanding  hereunder   to   exceed   the
Commitments.

     (e) The Borrower shall repay to the Agent for the account of each Lender which has made a B Advance, or each other holder of a B Note, on the maturity date of each B Advance (such maturity date being that specified by the Borrower for repayment of such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i), above, and provided in the B Note evidencing such B Advance), the then unpaid principal amount of such B Advance.

     (f) The Borrower shall pay interest on the unpaid principal amount of each B Advance from the date of such B Advance to the date the principal amount of such B Advance is repaid in full, at the rate of interest for such B Advance specified by the Lender making such B Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii), above, payable on the interest payment date or dates specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i), above, as provided in the B Note evidencing such B Advance.

     (g) The indebtedness of the Borrower resulting from each B Advance made to the Borrower as part of a B Borrowing shall be evidenced by a separate B Note of the Borrower payable to the order of the Lender making such B Advance.

     SECTION 2.04. Fees. (a) The Borrower agrees to pay to the Agent for the account of each Lender the Facility Fee from the date hereof, in the case of each Bank, and from the effective date specified in the Lender Assignment pursuant to which it became a Lender, in the case of each other Lender, until the Termination Date, payable quarterly in arrears on the last day of each March, June, September and December during the term of such Lender's Commitment, commencing December 31, 1996, and on the Termination Date.

     (b) In addition to the fee provided for in subsection (a), above, the Borrower shall pay to the Agent, for the account of the Agent, such fees as are provided for in the Fee Letter.

     (c) The Borrower agrees to pay to the Agent for the account of each Bank, on the date of execution and delivery of this Agreement, a participation fee equal to (i) in the case of each Increasing Lender, .10% of the amount by which such Bank's Commitment hereunder exceeds such Bank's Commitment under the Existing Facility (in each case without giving effect to any reduction in such Commitment arising as a result of any Advances being outstanding) and (ii) in the case of any New Lender, .10% of such Bank's Commitment.

     (d) The Borrower further agrees to pay to the Agent a competitive bid auction fee of $1,000 at the time of delivery of each Notice of B Borrowing.

     SECTION 2.05. Reduction of the Commitments. (a) The Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders; provided that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount which is less than the aggregate principal amount of the B Advances then outstanding; and provided, further, that each partial reduction shall be in an aggregate amount equal to the product of (A) $1,000,000 and (B) the number of
Lenders on the effective date of such reduction, or an integral multiple in excess thereof.

     (b)     On the Termination Date, the Commitments of the
Lenders shall be reduced to zero.

     SECTION 2.06.    Repayment of A Advances.   The  Borrower
shall repay the principal amount of each A Advance made by each Lender in accordance with the A Note to the order of such Lender.

     SECTION 2.07. Interest on A Advances. The Borrower shall pay interest on the unpaid principal amount of each A Advance owing to each Lender from the date of such A Advance until such principal amount shall be paid in full, at the Applicable Rate for such A Advance (except as otherwise provided in this Section 2.07), payable as follows:

     (a) Base Rate Advances. If such A Advance is a Base Rate Advance, interest thereon shall be payable quarterly in arrears on the last day of each March, June, September and December, on the date of any Conversion of such Base Rate Advance and on the date such Base Rate Advance shall become due and payable or shall otherwise be paid in full; provided that any amount of principal that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the Default Rate.

     (b) Adjusted CD Rate Advances. If such A Advance is an Adjusted CD Rate Advance, interest thereon shall be payable on the last day of such Interest Period and, if the Interest Period for such A Advance has a duration of more than 90 days, on each day that occurs during such Interest Period every 90 days from the first day of such Interest Period; provided that any amount of principal that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the Default Rate.

     (c) Eurodollar Rate Advances. If such A Advance is a Eurodollar Rate Advance, interest thereon shall be payable on the last day of such Interest Period and, if the Interest Period for such A Advance has a duration of more than three months, on that day of each third month during such Interest Period that corresponds to the first day of such Interest Period (or, if any such month does not have a corresponding day, then on the last day of such month); provided that any amount of principal that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the Default Rate.

     SECTION 2.08. Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to Agent for the account of each Lender any costs actually incurred by such Lender with respect to Eurodollar Rate Advances which are attributable to such Lender's compliance with regulations of the Board of Governors of the Federal Reserve System requiring the maintenance of reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities. Such costs shall be paid to the Agent for the account of such Lender in the form of additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such A Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such A Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such A Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Agent. A certificate as to the amount of such additional interest, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error, provided that the determination thereof shall have been made by such Lender in good faith.

     SECTION 2.09. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Adjusted CD Rate or Eurodollar Rate, as applicable. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

     (b) The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a), (b) or (c), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.07(b) or (c).

     (c) If fewer than two Reference Banks furnish timely information to the Agent for determining the Adjusted CD Rate for any Adjusted CD Rate Advances, or the Eurodollar Rate for any Eurodollar Rate Advances, due to the
unavailability of funds to such Reference Banks in the relevant financial markets:

     (i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Adjusted CD Rate Advances or Eurodollar Rate
     Advances, as the case may be;

     (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance); and

     (iii) the obligation of the Lenders to make, or to Convert A Advances into, Adjusted CD Rate Advances or
     Eurodollar Rate Advances, as the case may be, shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     (d) If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon:

     (i)              each   Eurodollar  Rate   Advance   will
     automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance or, if requested by the Borrower in accordance with Section 2.10, an Adjusted CD Rate Advance; and

     (ii) the obligation of the Lenders to make, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     (e) If the Borrower shall fail to (i) select the duration of any Interest Period for any Adjusted CD Rate
Advances or any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, (ii) provide a Notice of Conversion with respect to any Eurodollar Rate Advances or Adjusted CD Rate Advances on or prior to 12:00 noon (A) on the third Business Day prior to the last day of the Interest Period applicable thereto, in the case of a Conversion to or in respect of Eurodollar Rate Advances, or (B) on the second Business Day prior to the last day of the Interest Period applicable thereto, in the case of a Conversion to or in respect of Adjusted CD Rate Advances, or (iii) satisfy the applicable conditions precedent set forth in Section 3.02 with respect to the Conversion to or in respect of any Eurodollar Rate Advances or Adjusted CD Rate Advances, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances; provided, however, that if, in the case of any failure by the Borrower pursuant to clause (iii), above, the Majority Lenders do not notify the Borrower within 30 days after such Conversion into Base Rate Advances that they have agreed to waive, or have decided not to waive, the applicable conditions precedent set forth in Section 3.02 that the Borrower failed to satisfy, the Majority Lenders shall be deemed to have waived such conditions precedent solely with respect to the Advances so Converted, and the Borrower shall, at any time after such 30-day period, be permitted to Convert such Advances into Eurodollar Rate Advances or Adjusted CD Rate Advances; and provided further, however, that such deemed waiver shall be of no further force or effect if, at any time after such 30-day period, the Majority Lenders notify the Borrower that they no longer agree to waive such conditions precedent, in which case any such Advances so Converted into Eurodollar Rate Advances or Adjusted CD Rate Advances shall automatically Convert into Base Rate Advances on the last day of the then existing Interest Period therefor.

     (f) On the date on which the aggregate unpaid principal amount of A Advances comprising any A Borrowing shall be reduced, by payment or prepayment or otherwise, to less than the product of (i) $1,000,000 and (ii) the number of Lenders on such date, such A Advances shall, if they are Advances of a Type other than Base Rate Advances, automatically Convert into Base Rate Advances, and on and after such date the right of the Borrower to Convert such A Advances into Advances of a Type other than Base Rate Advances shall terminate; provided, however, that if and so long as each such A Advance shall be of the same Type and have the same Interest Period as A Advances comprising another A Borrowing or other A Borrowings, and the aggregate unpaid principal amount of all such A Advances shall equal or exceed the product of (i) $1,000,000 and (ii) the number of Lenders on such date, the Borrower shall have the right to continue all such A Advances as, or to Convert all such A Advances into, Advances of such Type having such Interest Period.

     SECTION 2.10. Voluntary Conversion of A Advances. Subject to the applicable conditions set forth in Section 3.02, the Borrower may on any Business Day, by delivering a notice of Conversion (a "Notice of Conversion") to the Agent not later than 12:00 noon (i) on the third Business Day prior to the date of the proposed Conversion, in the case of a Conversion to or in respect of Eurodollar Rate Advances,
(ii) on the second Business Day prior to the date of the proposed Conversion, in the case of a Conversion to or in respect of Adjusted CD Rate Advances and (iii) on the date of the proposed Conversion, in the case of a Conversion to or in respect of Base Rate Advances, and subject to the provisions of Sections 2.09 and 2.13, Convert all A Advances of one Type comprising the same A Borrowing into Advances of another Type; provided, however, that, in the case of any Conversion of any Adjusted CD Rate Advances or Eurodollar Rate Advances into Advances of another Type on a day other than the last day of an Interest Period for such Adjusted CD Rate Advances or Eurodollar Rate Advances, the Borrower shall be obligated to
reimburse   the  Lenders  in  respect  thereof   pursuant   to
Section 8.04(b). Each such Notice of Conversion shall be in substantially the form of Exhibit 2.10 and shall, within the restrictions specified above, specify (A) the date of such Conversion, (B) the A Advances to be Converted, (C) if such Conversion is into Adjusted CD Rate Advances or Eurodollar Rate Advances, the duration of the Interest Period for each such A Advance, and (D) the aggregate amount of A Advances proposed to be Converted.

     SECTION 2.11. Optional Prepayments of Advances. The Borrower may, upon at least three Business Day's notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 (or, if lower, the principal amount outstanding hereunder on the date of such prepayment) or an integral multiple of $1,000,000 in excess thereof. In the case of any such prepayment of an Adjusted CD Rate Advance, Eurodollar Rate Advance or a B Advance, the Borrower shall be obligated to reimburse the Lender(s) in respect thereof pursuant to Section 8.04(b). Except as provided in this Section 2.11, the Borrower shall have no right to prepay any principal amount of any Advances.

     SECTION 2.12. Mandatory Prepayments. (a) On the date of any termination or reduction of the Commitments pursuant to
Section 2.05, the Borrower shall pay or prepay for the ratable accounts of the Lenders so much of the principal amount outstanding under this Agreement as shall be necessary in order that the principal amount outstanding (after giving effect to such prepayment) will not exceed the amount of Commitments following such termination or reduction, together with (A) accrued interest to the date of such prepayment on the principal amount repaid or prepaid and (B) in the case of prepayments of Eurodollar Rate Advances, Adjusted CD Rate Advances or B Advances, any amount payable to the Lenders pursuant to Section 8.04(b).

     (b) All prepayments required to be made pursuant to this Section 2.12 shall be applied by the Agent as follows:

     (i) first, to the prepayment of the A Advances (without reference to minimum dollar requirements), applied to outstanding Base Rate Advances up to the full amount thereof before they are applied to the ratable prepayment of Eurodollar Rate and Adjusted CD Rate Advances; and

     (ii)            second, to the prepayment of the B Advances
     (without reference to minimum dollar requirements), applied ratably among all the Lenders holding B Advances.

     (c) In lieu of prepaying any Eurodollar Rate Advances, Adjusted CD Rate Advances or B Advances under any provision (other than Sections 2.14 and 6.01) of this Agreement, the Borrower may, upon notice to the Agent, deliver such funds to the Agent, to be held as additional cash collateral securing the obligations hereunder and under the Notes. The Agent shall deposit all amounts delivered to it in a non-interest-bearing special purpose cash collateral account, to be governed by a cash collateral agreement in form and substance satisfactory to the Borrower and the Agent, and shall apply all such amounts in such account against such Advances on the last day of the Interest Period therefor. The Agent shall promptly notify the Lenders of any election by the Borrower to deliver funds to the Agent under this subsection
(c).

     SECTION 2.13.    Increased Costs.  (a)  If, due to either
(i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Adjusted CD Rate Advances, included in the definition of Adjusted CD Rate or, in the case of Eurodollar Rate Advances, included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Adjusted CD Rate Advances or Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error, provided that the determination thereof shall have been made by such Lender in good faith.

     (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's Commitment. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender, describing in reasonable detail the manner in which such amounts have been calculated, shall be conclusive and binding for all purposes, absent manifest error, provided that the determination and allocation thereof shall have been made by such Lender in good faith.

     (c)        Notwithstanding the provisions of  subsections
(a) or (b), above, to the contrary, no Lender shall be entitled to demand compensation or be compensated thereunder to the extent that such compensation relates to any period of time more than 60 days prior to the date upon which such Lender first notified the Borrower of the occurrence of the event entitling such Lender to such compensation (unless, and to the extent, that any such compensation so demanded shall relate to the retroactive application of any event so notified to the Borrower).

     SECTION 2.14. Illegality. Notwithstanding any other provision of this Agreement to the contrary, if any Lender (the "Affected Lender") shall notify the Agent and the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Affected Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) all Eurodollar Rate Advances of the Affected Lender shall, on the fifth Business Day following such notice from the Affected Lender, automatically be Converted into a like number of Base Rate Advances, each in the amount of the corresponding Eurodollar Rate Advance of the Affected Lender being so Converted (each such Advance, as so Converted, being an "Affected Lender Advance"), and the obligation of the Affected Lender to make, maintain, or Convert A Advances into Eurodollar Rate Advances shall thereupon be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, or the Affected Lender has been replaced pursuant to Section 8.07(g), and (ii) in the event that, on the last day of each of the then-current Interest Periods for each Eurodollar Rate Advance (each such Advance being an "Unaffected Lender Advance") of each of the other Lenders (each such Lender being an "Unaffected Lender"), the Agent shall have yet to notify the Borrower and the Lenders that the circumstances causing such suspension of the Affected Lender's obligations as aforesaid no longer exist, or the Affected Lender has not yet been replaced pursuant to Section 8.07(g), such Unaffected Lender Advance shall be Converted by the Borrower in accordance with Section 2.10 into an Advance of another Type (or, in the event that the Borrower shall fail to duly deliver a Notice of Conversion with respect thereto, into a Base Rate Advance), and the obligation of such Unaffected Lender to make, maintain, or Convert A Advances into Eurodollar Rate Advances shall be suspended until the Agent shall so notify the Borrower and the Lenders, or the Affected Lender shall be so replaced. For purposes of any prepayment under this Agreement, each Affected Lender Advance shall be deemed to continue to be part of the same Borrowing as the Unaffected Lender Advance to which it corresponded at the time of the Conversion of such Affected Lender Advance pursuant to clause (i), above.

     SECTION 2.15. Payments and Computations. (a)The Borrower shall make each payment hereunder and under the Notes not later  than  1:00 p.m. on the day when due in Dollars  to  the
Agent at its address referred to in Section 8.02 in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.03, 2.08, 2.12(b)(iii), 2.16 or 8.04(b)) to the
Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of a Lender Assignment and recording of the information contained therein in the Register pursuant to
Section 8.07(d), from and after the effective date specified in such Lender Assignment, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Lender Assignment shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under any Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

     (c) All computations of interest based on the Alternate Base Rate and the Federal Funds Rate and of fees shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Adjusted CD Rate and the Eurodollar Rate shall be made by the Agent, and all computations of interest pursuant to Section 2.08 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent (or, in the case of Section 2.08, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error, provided that such determination shall have been made by the Agent or such Lender, as the case may be, in good faith.

     (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

     SECTION 2.16. Taxes. (a) Any and all payments by the Borrower hereunder and under the other Loan Documents shall be made, in accordance with Section 2.15, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its overall net income and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income and franchise taxes imposed on it by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"); provided, however, that, notwithstanding the foregoing, Taxes shall not include any taxes otherwise required to be deducted by the Borrower pursuant to this subsection (a) as a result of activities of any Lender or the Agent in the State of Iowa (other than as a result, or in respect, of this Agreement). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) The Borrower will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.16) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor. Nothing herein shall preclude the right of the Borrower to contest any such Taxes or Other Taxes so paid, and the Lenders in question or the Agent (as the case may be) will, following notice from, and at the expense of, the Borrower, reasonably cooperate with the Borrower to preserve the Borrower's rights to contest such Taxes or Other Taxes.

     (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof.

     (e) Each Lender agrees that, on or prior to the date upon which it shall become a party hereto, and upon the reasonable request from time to time of the Borrower or the Agent, such Lender will deliver to the Borrower and the Agent either (i) a statement that it is organized under the laws of a jurisdiction within the United States or (ii) duly completed copies of such form or forms as may from time to time be prescribed by the United States Internal Revenue Service indicating that such Lender is entitled to receive payments without deduction or withholding of any United States federal income taxes, as permitted by the Internal Revenue Code of 1986, as amended from time to time. Each Lender that delivers to the Borrower and the Agent the form or forms referred to in the preceding sentence further undertakes to deliver to the Borrower and the Agent further copies of such form or forms, or successor applicable form or forms, as the case may be, as and when any previous form filed by it hereunder shall expire or shall become incomplete or inaccurate in any respect. Each Lender represents and warrants that each such form supplied by it to the Agent and the Borrower pursuant to this subsection
(e), and not superseded by another form supplied by it, is or will be, as the case may be, complete and accurate.

     (f) Any Lender claiming any additional amounts payable pursuant to this Section 2.16 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

     (g) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.16 shall survive the payment in full of principal and interest hereunder and under the Notes.

     SECTION 2.17. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the A Advances made by it (other than pursuant to
Section 2.08, 2.16 or 8.04(b)) in excess of its ratable share of payments on account of the A Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.17 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     SECTION 2.18. Extension of Termination Date. (a) At least 90 but not more than 120 days before each of November 20, 1998 and November 20, 1999, the Borrower may, by delivering a written request to the Agent (each such request being irrevocable), request that each Lender extend for one year the Termination Date with respect to such Lender's Commitment. The Agent shall, upon its receipt of such a request, promptly notify each Lender thereof, and request that each Lender promptly advise the Agent of its approval or rejection of such request.

     (b) Upon receipt of such notification from the Agent, each Lender may (but shall not be required to), in its sole and absolute discretion, agree to extend the Termination Date with respect to its Commitment for a period of one year, and shall (should it determine to do so), no later than 60 days following its receipt of such notification, notify the Agent of its approval concerning such request. If any Lender shall not so notify the Agent, such Lender shall be deemed not to have consented to such request. The Agent shall thereupon notify the Borrower as to the Lenders, if any, that have consented to such request.

     (c)     If  all  of  the Lenders agree to  extend  the
Termination Date, the Commitments shall be extended for a period of one year, commencing on the then-scheduled Termination Date; provided, however, that the Commitments shall be so extended notwithstanding the existence of one or more Lenders (the "Nonextending Lenders") which have elected not to extend (or failed to notify the Agent of its consent to extend) their Commitment if (i) such Nonextending Lender(s) have been replaced in the full amount of its (or their) Commitment(s) pursuant to Section 8.07(g) and (ii) no Event of Default or Unmatured Default shall then have occurred and be continuing. If a Nonextending Lender is not so replaced pursuant to Section 8.07(g), the Commitments of all of the Lenders shall automatically terminate on the then-scheduled Termination Date.


                          ARTICLE III
                     CONDITIONS OF LENDING

     SECTION 3.01. Conditions Precedent to Closing. The Commitments of the Lenders shall not become effective unless the following conditions precedent shall have been fulfilled on or prior to November 20, 1996 (or such later Business Day as the parties hereto may mutually agree):

     (a) The Agent shall have received the following, each dated the date of the Closing, in form and substance satisfactory to the Lenders and (except for the Notes) in sufficient copies for each Lender:

          (i) this Agreement, duly executed by the Borrower, each Bank and the Agent;

          (ii)        the A Notes payable to the order of the
          Lenders, respectively, duly completed and executed by the Borrower;

          (iii) certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement, the Notes and the other Loan Documents to which it is, or is to be, a party, and of all documents evidencing other necessary corporate action with respect to this Agreement, the Notes and such Loan Documents;

          (iv) certified copies of the resolutions of the Board of Directors of the Parent approving the Support Agreement and the other Loan Documents to which it is, or is to be, a party, together with a certificate of the Secretary or an Assistant Secretary of the Parent certifying that the credit facility evidenced by this Agreement is the only credit facility of the Borrower having the benefit of a guaranty or other support arrangement from the Parent pursuant to such resolutions, and of all documents evidencing other necessary corporate action with respect to the Support Agreement and such Loan Documents;

          (v) a certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names, true signatures and incumbency of the officers of the Borrower authorized to sign this Agreement, the Notes and the other Loan Documents to which it is, or is to be, a party;

          (vi) a certificate of the Secretary or an Assistant Secretary of the Parent certifying the names, true signatures and incumbency of the officers of the Parent authorized to sign the Support Agreement and the other Loan Documents to which it is, or is to be, a party;

          (vii) copies of the Certificate of Incorporation (or comparable charter document) and by-laws of the Borrower, together with all amendments thereto, certified by the Secretary or an Assistant Secretary of the Borrower;

          (viii) copies of the Certificate of Incorporation (or comparable charter document) and by-laws of the Parent, together with all amendments thereto, certified by the Secretary or an Assistant Secretary of the Parent;

          (ix) certified copies of all Governmental Approvals, if any, required in connection with the execution, delivery and performance of this Agreement and the other Loan
          Documents;

          (x) certified copies of the financial statements referred to in Section 5(d) of the Support Agreement;

          (xi) the Support Agreement duly executed by the Parent and the Borrower, together with (A) a letter from the Parent to the Agent affirming that the Lenders are "Lenders" under the Support Agreement and (B) proper Financing Statements (Form UCC-1 or UCC-3) to be filed under the Uniform Commercial Code in all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests created by the Support Agreement;

          (xii)       favorable opinions of:

               (A)               Winthrop, Stimson, Putnam &
               Roberts, special New York counsel for the Borrower and the Parent, in substantially the form of Exhibit 3.01(a)(xii)-1 and as to such other matters as the Majority Lenders, through the Agent, may reasonably request;

               (B) Stephen W. Southwick, Counsel for the Borrower and Vice President, General Counsel & Secretary of the Parent, in substantially the form of Exhibit 3.01(a)(xii)- 2 and as to such other matters as the Majority Lenders, through the Agent, may reasonably request;

               (C) King & Spalding, special New York counsel to the Agent, in substantially the form of Exhibit
               3.01(a)(xii)-3 and as to such other matters as the Majority Lenders, through the Agent, may reasonably request; and

          (xiii)       such  other approvals, opinions  and
          documents as any Lender, through the Agent, may reasonably request.

          (b) The following statements shall be true and correct and the Agent shall have received a certificate of a duly authorized officer of the Borrower, dated the date of the Closing and in sufficient copies for each Lender, stating that:

          (i)           the representations and warranties set forth in
          Section 4.01 of this Agreement are true and correct on and as of the date of the Closing as though made on and as of such date, and

          (ii) no event has occurred and is continuing that constitutes an Unmatured Default or an Event of Default.

          (c) The Agent shall have received a certificate (the statements in which shall be true) of a duly authorized officer of the Parent, dated the date of the Closing and in sufficient copies for each Lender, stating that the representations and warranties set forth in Section 5 of the Support Agreement are true and correct on and as of the date of the Closing as though made on and as of such date.

          (d) The Borrower shall have paid (i) all fees under or referenced in Section 2.04 hereof, to the extent then due and payable, and (ii) all costs and expenses of the Agent (including counsel fees and disbursements) incurred through (and for which statements have been provided prior to) the Closing.

          (e) Each New Lender and Increasing Lender shall, on the date of the Closing, have purchased by assignment from the Existing Banks that are parties hereto such portion of the A Advances owing to them as shall be designated by the Agent such that, after giving effect to all such purchases and assignments, the outstanding A Advances owing to each Lender shall equal such Lender's Percentage of the aggregate amount of A Advances owing to all Lenders.

     SECTION 3.02. Conditions Precedent to Each A Borrowing. The obligation of each Lender to make an A Advance on the occasion of each A Borrowing (including the initial A Borrowing) shall be subject to the conditions precedent that, on the date of such A Borrowing,

     (a) the following statements shall be true and correct (and each of the giving of the applicable Notice of A Borrowing and the acceptance by the Borrower of the proceeds therefrom shall constitute a representation and warranty by the Borrower that, on the date of such A Borrowing, such statements are true and correct):

          (i)     the  representations and  warranties
          contained in Section 4.01 (excluding those contained in subsections (e), (f), (g), (h) and (j) thereof if such A Borrowing does not increase the aggregate outstanding principal amount of A Advances over the aggregate outstanding principal amount of all Advances immediately prior to making such A Borrowing) and in Section 5 of the Support Agreement are true and correct on and as of the date of such A Borrowing, before and after giving effect to the application of the proceeds therefrom, as though made on and as of such date; and

          (ii) no event has occurred and is continuing, or would result from such A Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or an Unmatured Default; and

     (b) the Agent shall have received such other approvals, opinions, or documents as the Agent, or the Majority Lenders through the Agent, may reasonably request, and such approvals, opinions, and documents shall be satisfactory in form and substance to the Agent.

     SECTION 3.03.   Conditions Precedent to Each B Borrowing.
The obligation of each Lender to make a B Advance on the occasion of a B Borrowing (including the initial B Borrowing) shall be subject to the conditions precedent that (a) the Agent shall have received the written confirmatory Notice of B Borrowing with respect thereto; (b) on or before the date of such B Borrowing, but prior to such B Borrowing, the Agent shall have received a B Note payable to the order of such Lender for each of the one or more B Advances to be made by such Lender as part of such B Borrowing, in a principal amount equal to the principal amount of the B Advance to be evidenced thereby and otherwise on such terms as were agreed to for such B Advance in accordance with Section 2.03; (c) on the date of such B Borrowing the following statements shall be true and correct (and each of the giving of the applicable Notice of B Borrowing and the acceptance by the Borrower of the proceeds therefrom shall constitute a representation and warranty by the Borrower that, on the date of such B Borrowing, such statements are true and correct):

                 (i) the representations and warranties contained in Section 4.01 (excluding those contained in subsections (e), (f), (g), (h) and (j) thereof if such B Borrowing does not increase the aggregate amount of Advances over the aggregate amount of all Advances outstanding immediately prior to such B Borrowing) and in
     Section 5 of the Support Agreement are true and correct on and as of the date of such B Borrowing, before and after giving effect to such B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                (ii) no event has occurred and is continuing, or would result from such B Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or an Unmatured Default; and

(d) the Agent shall have received such other approvals, opinions, or documents as the Agent, or the Majority Lenders through the Agent, may reasonably request, and such approvals, opinions, and documents shall be satisfactory in form and substance to the Agent.

     SECTION 3.04. Reliance on Certificates. The Lenders and the Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of the Borrower and the Parent as to the names, incumbency, authority and signatures of the respective Persons named therein until such time as the Agent may receive a replacement certificate, in form acceptable to the Agent, from an officer of such Person identified to the Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of such Person thereafter authorized to act on behalf of such Person.


                         ARTICLE IV
                REPRESENTATIONS AND WARRANTIES

     SECTION 4.01.   Representations and Warranties of the
Borrower.  The Borrower represents and warrants as follows:

     (a)     The Borrower and each of its Subsidiaries
is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary (except where the failure to so qualify would not have a material adverse affect on the business, financial condition, operations, results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole).

     (b) The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents to which it is or will be a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not contravene
(i) the Borrower's charter or by-laws, (ii) law, or (iii) any legal or contractual restriction binding on or affecting the Borrower; and such execution, delivery and performance do not and will not result in or require the creation of any Lien (other than pursuant to the Loan Documents) upon or with respect to any of its properties.

     (c) No Governmental Approval is required in connection with the execution, delivery or performance of any Loan Document.

     (d) This Agreement is, and each other Loan Document to which the Borrower will be a party when executed and delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to the qualifications, however, that the enforcement of the rights and remedies herein and therein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and that the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceedings therefor may be brought.

     (e) Since December 31, 1995, there has been no material adverse change in the business, financial condition, operations, results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole, or in the Borrower's ability to perform its obligations under this Agreement or any other Loan Document to which it is or will be a party.

     (f) The pro forma unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at December 31, 1995, and the related pro forma unaudited consolidated and consolidating statements of income of the Borrower and its Subsidiaries for the fiscal year then ended, and the unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at September 30, 1996 and the related unaudited consolidated and consolidating statements of income for the nine-month period then ended, copies of each of which have been furnished to each Bank, fairly present (subject, in the case of such balance sheets and statements of income for the nine months ended September 30, 1996, to year-end adjustments) the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance, in all material respects, with generally accepted accounting principles consistently applied.

     (g)     Except as disclosed in the Parent's Report
on Form 10-K for the year ended December 31, 1995 and Report on Form 10-Q for the period ended September 30, 1996, there is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries or properties before any court, governmental agency or arbitrator, that might reasonably be expected to materially adversely affect (i) the business, financial condition, results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole, or (ii) the ability of the Borrower to perform its obligations under this Agreement or any other Loan Document to which the Borrower or the Parent is or is to be a party; and since September 30, 1996 there have been no material adverse developments in any action or proceeding so disclosed.

     (h)     No  ERISA  Event  has  occurred  or   is
reasonably expected to occur with respect to any Plan of the Borrower or any of its ERISA Affiliates which would result in a material liability to the Borrower. Since the date of the most recent Schedule B (Actuarial Information) to the annual report of Plans maintained by the Borrower (Form 5500 Series), if any, there has been no material adverse change in the funding status of the Plans referred to therein and no "prohibited transaction" has occurred with respect thereto which is reasonably expected to result in a material liability to the Borrower. Neither the Borrower nor any of its ERISA Affiliates has incurred nor reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan.

     (i) The Support Agreement is in full force and effect without having been amended, modified, waived or terminated in any manner, except in each case in accordance with the terms thereof.

     (j) The Borrower has filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or, to the extent the Borrower is contesting in good faith an assertion of liability based on such returns, has provided adequate reserves for payment thereof in accordance with generally accepted accounting principles.

     (k) Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets of the Borrower and its Subsidiaries on a consolidated basis will be margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve
System).

     (l)     The   Borrower  is  not  an  "investment
company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     (m) As of the date hereof, the Borrower is not a "holding company" within the meaning of PUHCA.

     (n) From and after the date upon which, and at all times during which, any Subsidiary of the Borrower shall be a "public-utility company" within the meaning of PUHCA, the Borrower will be a "holding company" within the meaning of PUHCA, but the Borrower and its Subsidiaries will be exempt from the provisions of that Act, except Section 9(a)(2) thereof, by virtue of having filed with the Securities and Exchange Commission a Statement by Holding Company Claiming Exemption Under Rule U-2 from the Provisions of the Public Utility Holding Company Act of 1935 on Form U-3A-2.


                           ARTICLE V
                   COVENANTS OF THE BORROWER

     SECTION 5.01.   Affirmative Covenants.  So  long  as
any amount in respect of any Note shall remain unpaid or any Lender shall have any Commitment, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:

     (a)     Payment of Taxes, Etc.  Pay and discharge,
and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges, royalties or levies imposed upon it or upon its property except, in the case of taxes, to the extent the Borrower or such Subsidiary is contesting the same in good faith and by appropriate proceedings and has set aside adequate reserves for the payment thereof in accordance with generally accepted accounting principles.

     (b)     Maintenance of Insurance.   Maintain,  or
cause to be maintained, insurance covering the Borrower and each of its Subsidiaries and their respective properties in effect at all times in such amounts and covering such risks as is usually carried by companies of a similar size (based on the aggregate book value of the Parent's assets, as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied), engaged in similar businesses and owning similar properties in the same general geographical area in which the Borrower and each such Subsidiary operates, either with reputable insurance companies or, in whole or in part, by establishing reserves of one or more insurance funds, either alone or with other corporations or associations.

     (c) Preservation of Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, material rights (statutory and otherwise) and franchises; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to preserve and maintain any such right or franchise, and no such Subsidiary shall be required to preserve and maintain its corporate existence, unless the failure to do so would have a material adverse effect on the business, financial condition, operations, results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole, or on the Borrower's ability to perform its obligations under this Agreement or any other Loan Document to which it is or will be a party.

     (d)     Compliance with Laws, Etc.   Comply,  and
cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including without limitation any such laws, rules, regulations and orders relating to zoning, environmental protection, use and disposal of Hazardous Substances, land use, ERISA, construction and building restrictions, and employee safety and health matters relating to business operations, the non-compliance with which would have a material adverse effect on the business, financial condition, operations, results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole, or on the Borrower's ability to perform its obligations under this Agreement or any other Loan Document to which it is or will be a party.

     (e)     Inspection Rights.  At any time and  from
time to time upon reasonable notice, permit or arrange for the Agent, the Lenders and their respective agents and representatives to examine and make copies of and abstracts from the records and books of account of, and the properties of, the Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with the Borrower and its Subsidiaries and their respective officers, directors and accountants.

     (f) Keeping of Books. Keep, and cause its Subsidiaries to keep, proper records and books of account, in which full and correct entries shall be made of all financial transactions of the Borrower and its Subsidiaries and the assets and business of the Borrower and its Subsidiaries, in accordance with generally accepted accounting principles consistently applied.

     (g) Maintenance of Properties, Etc. Maintain, and cause each of its Subsidiaries to maintain, good and marketable title to, and preserve, maintain, develop, and operate in substantial conformity with all laws and material contractual obligations, all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not have a material adverse effect on the business, financial condition, operations, results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole, or on the Borrower's ability to perform its obligations under this Agreement or any other Loan Document to which it is or will be a party.

     (h)     Reporting Requirements.  Furnish to  each Lender:

             (i)     as soon as possible and in any event
     within five Business Days after the occurrence of each Unmatured Default or Event of Default continuing on the date of such statement, a statement of a Senior Financial Officer setting forth details of such Unmatured Default or Event of Default and the action that the Borrower proposes to take with respect thereto;

             (ii)     as soon as available and in any event
     within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by a Senior Financial Officer as having been prepared in accordance (in all material respects) with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 5(d) of the Support Agreement, together with a certificate of said officer stating that no Unmatured Default or Event of Default has occurred and is continuing or, if an Unmatured Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower proposes to take with respect thereto;

             (iii)     as soon as available and in any event
     within 120 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case (x) accompanied by the audit report of Arthur Andersen & Co. or another nationally-recognized independent public accounting firm acceptable to the Majority Lenders if at any time during such fiscal year the Moody's Rating was Baa2 or lower or the S&P Rating was BBB or lower or
     (y) in reasonable detail and duly certified by a Senior Financial Officer as having been prepared in accordance (in all material respects) with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 5(d) of the Support Agreement, together with a certificate of a Senior Financial Officer stating that no Unmatured Default or Event of Default has occurred and is continuing or, if an Unmatured Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower proposes to take with respect thereto;

             (iv) as soon as possible and in any event (A) within 30 days after any ERISA Event described in clause (i) of the definition of ERISA Event with respect to any Plan of the Borrower or any ERISA Affiliate of the Borrower has occurred and (B) within 10 days after any other ERISA Event with respect to any Plan of the Borrower or any ERISA Affiliate of the Borrower has occurred, a statement of a Senior Financial Officer describing such ERISA Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

             (v)     promptly after receipt thereof by the
     Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by the Borrower or such ERISA
     Affiliate of the PBGC's intention to terminate any Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

             (vi) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan (if any) to which the Borrower or any ERISA Affiliate of the Borrower is a contributing employer;

             (vii) promptly after receipt thereof by the Borrower or any ERISA Affiliate of the Borrower from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or such ERISA Affiliate concerning the imposition or amount of withdrawal liability in an aggregate principal amount of at least $250,000 pursuant to Section 4202 of ERISA in respect of which the Borrower or such ERISA Affiliate is reasonably expected to be liable;

             (viii)     promptly after the Borrower  becomes
     aware of the occurrence thereof, notice of all actions, suits, proceedings or other events of (A) of the type described in
     Section 4.01(g) or (B) for which the Agent, the Lenders will be entitled to indemnity under Section 8.04(c);

             (ix)     promptly after the sending or filing
     thereof, copies of all such proxy statements, financial statements, and reports which the Borrower sends to its public security holders (if any), and copies of all regular, periodic and special reports, and all registration statements and periodic or special reports, if any, which the Borrower or the Parent files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange; and

             (x)     promptly after requested, such other
     information respecting the business, properties, results of operations, prospects, revenues, condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Agent or any Lender through the Agent may from time to time reasonably request.

     (i) Further Assurances. At the expense of the Borrower, promptly execute and deliver, or cause to be promptly executed and delivered, all further instruments and documents, and take and cause to be taken all further actions, that may be necessary or that the Majority Lenders through the Agent may reasonably request to enable the Lenders and the Agent to enforce the terms and provisions of this Agreement and to exercise their rights and remedies hereunder or under any other Loan Document. In addition, the Borrower will use all reasonable efforts to duly obtain Governmental Approvals required in connection with the Loan Documents from time to time on or prior to such date as the same may become legally required, and thereafter to maintain all such Governmental Approvals in full force and effect.

     SECTION 5.02. Negative Covenants. So long as any amount in respect of any Note shall remain unpaid or any Lender shall have any Commitment, the Borrower will not, without the written consent of the Majority Lenders:

     (a)     Liens,  Etc.  Create, incur,  assume,  or
suffer to exist, or permit any of its Subsidiaries to create, incur, assume, or suffer to exist, any lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any kind, or any other type of arrangement intended or having the effect of conferring upon a creditor a preferential interest upon or with respect to any of its properties of any character (including, without limitation, accounts) (any of the foregoing being referred to herein as a "Lien"), excluding, however, from the operation of the foregoing restrictions the Liens created under the Loan Documents and the following:

     (i) Liens for taxes, assessments or governmental charges or levies to the extent not past due;

     (ii) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar Liens arising in the ordinary course of business securing obligations which are not overdue or which are being contested in good faith, provided that any such contested Lien securing an amount claimed in excess of $1,000,000 shall be fully bonded within 90 days after the imposition of such Lien;

     (iii) pledges or deposits to secure obligations under workmen's compensation laws or similar legislation, to secure public or statutory obligations of the Borrower or such Subsidiary, or to secure the utility obligations of any such Subsidiary incurred in the ordinary course of business;

     (iv) (A) purchase money Liens upon or in property now owned or hereafter acquired by the Borrower or any of its Subsidiaries in the ordinary course of business (consistent with present practices) to secure (1) the purchase price of such property or (2) Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property to be subject to such Liens, or (B) Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such Lien shall extend to or cover any property other than the property being acquired, constructed or improved and replacements, modifications and proceeds of such property, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

     (v)     Liens on the capital stock of any of  the
     Borrower's  single-purpose  Subsidiaries  or   any   such
     Subsidiary's assets to secure the repayment of project financing for such Subsidiary;

     (vi) attachment, judgment or other similar Liens arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings or the payment of which is covered in full (subject to customary deductible amounts) by insurance maintained with responsible insurance companies and the applicable insurance company has acknowledged its liability therefor in writing;

     (vii) Liens securing obligations under agreements entered into pursuant to the Iowa Industrial New Jobs Training Act or any similar or successor legislation, provided that such obligations do not exceed $1,000,000 in the aggregate at any one time outstanding; and

     (viii) other Liens set forth in Schedule II hereto, and any extensions or renewals of any such Liens upon or in the same property theretofore subject thereto.

     (b)     Debt.    Create, incur, assume, or suffer
          to exist any Debt other than:

             (A)      Debt hereunder and under the other Loan
          Documents; and

             (B) other Debt of the Borrower; provided, however, that both immediately before and after the incurrence of any such other Debt, the Parent shall be in compliance with the covenant set forth in Section 2(a) of the Support Agreement.

     (ii) Permit any of its Subsidiaries to create, incur, assume, or suffer to exist any Debt other than:

          (A) Debt of any Person acquired by the Borrower or any such Subsidiary (whether by merger, stock or asset purchase, or otherwise) that was in effect and outstanding at the time of acquisition;

          (B) Debt owing by any such Subsidiary to the Borrower or to any other such Subsidiary;

          (C) Debt of such Subsidiaries under working capital lines and with respect to Capitalized Lease Obligations not to exceed $5,000,000 in the aggregate at any one time outstanding (such dollar limitation to apply to the Debt of any Persons acquired by and merged into any such Subsidiary to the extent of any surviving working capital lines and Capitalized Lease Obligations of any such Person which shall survive such acquisition and merger);

          (D)            Debt secured by Liens permitted by Section
          5.02(a)(iv) and (v);

          (E) Debt under agreements entered into pursuant to the Iowa Industrial New Jobs Training Act or any similar or successor legislation, provided that such Debt does not exceed $1,000,000 in the aggregate at any one time outstanding; and

          (F)            existing Debt set forth in Schedule III hereto;

provided, however, that both immediately before and after the incurrence of any Debt described in clauses (A), (B), (C), (D) and (E), above, the Parent shall be in compliance with the covenant set forth in Section 2(a) of the Support Agreement.

     (c)     Compliance  with ERISA.   (i)  Permit  to
exist any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended from time to time) (unless such deficiency exists with respect to a Multiple Employer Plan or Multiemployer Plan and the Borrower has no control over the reduction or elimination of such deficiency), (ii) terminate, or permit any ERISA Affiliate of the Borrower to terminate, any Plan of the Borrower or such ERISA Affiliate so as to result in any material (in the opinion of the Majority Lenders) liability of the Borrower to the PBGC, or (iii) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which presents a material (in the opinion of the Majority Lenders) risk of such a termination by the PBGC of any Plan of the Borrower or such ERISA Affiliate and such a material liability to the Borrower.

     (d)     Transactions with Affiliates.  Enter into,
or permit any of its Subsidiaries to enter into, any transaction with an Affiliate of the Borrower, unless such transaction is on terms no less favorable to the Borrower or such Subsidiary, as the case may be, than if the transaction had been negotiated in good faith on an arm's length basis with a Person which was not an Affiliate of the Borrower.

     (e)     Mergers, Etc.   (i) Merge with or into or
consolidate with or into any other Person, except that the Borrower may merge with or into or consolidate with or into any of the Parent's Subsidiaries or the Parent, provided that immediately after giving effect thereto, (A) no event shall occur and be continuing which constitutes an Unmatured Default or an Event of Default, (B) the Borrower is the surviving corporation or, with respect to any merger or consolidation of the Borrower with or into the Parent, the surviving (if not the Borrower) or resulting corporation shall have expressly assumed the obligations of the Borrower under this Agreement, the Notes and the other Loan Documents to which the Borrower is a party, (C) the Parent (unless it shall be the surviving corporation) shall reaffirm its obligations to the surviving or resulting corporation under the Support Agreement and (D) the Borrower shall not be liable with respect to any Debt or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement or any other Loan Document on the date of such transaction, and (ii) permit any of its Subsidiaries to merge with or into or consolidate with or into any other Person, except that any such Subsidiary may merge with or into any other Person, provided that immediately after giving effect thereto, (x) the surviving corporation is a Subsidiary of the Borrower, (y) no event shall occur and be continuing which constitutes an Unmatured Default or an Event of Default and (z) the Borrower or any of its Subsidiaries shall not be liable with respect to any Debt or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement or any other Loan Document on the date of such transaction.

     (f)     Sales,  Etc.,  of Assets.   Sell,  lease,
transfer,   assign  or  otherwise  dispose  of  all   or   any
substantial part of its assets, or permit any of its Subsidiaries to sell, lease, transfer, assign or otherwise dispose of all or any substantial part of its assets, except
(i) sales, leases, transfers and assignments from one Subsidiary of the Borrower to another such Subsidiary, (ii) in any transaction in which the proceeds from such sale, lease, transfer, assignment or disposition are solely in Cash and Cash Equivalents and such proceeds are (A) reinvested, or held for no more than 180 days in Cash and Cash Equivalents pending reinvestment, in lines of business (other than real estate) in which the Borrower or any of its Subsidiaries is engaged in at the time of the Closing, (B) applied as a reduction of the Commitments and an optional prepayment pursuant to Sections 2.05 and 2.11, respectively, or
(C) applied to pay or prepay Debt incurred by the Borrower or any such Subsidiary in connection with the project comprising such assets, or (iii) in connection with a sale and leaseback transaction entered into by any Subsidiary of the Borrower, provided in each case that no Unmatured Default or Event of Default shall have occurred and be continuing after giving effect thereto, and provided, further, that, notwithstanding the foregoing, so long as no Unmatured Default or Event of Default shall have occurred and be continuing, the Borrower and its Subsidiaries may sell, lease, transfer, assign or otherwise dispose of up to $20,000,000 (in book value) in the aggregate of their collective assets during any 12-calendar-month period in any single or series of transactions, whether or not related.

     (g) Modification of Support Agreement. Agree to amend, modify, terminate, or waive any provision of the Support Agreement.

     (h) Letter of Credit Obligations. Incur, or permit any of its Subsidiaries to incur, any indebtedness, liabilities or obligations (whether contingent or otherwise) in excess of $1,000,000 in the aggregate at any one time outstanding under reimbursement or similar agreements with respect to letters of credit issued to support obligations that do not constitute Debt.

     (i) Maintenance of Ownership of Significant Subsidiaries. Sell, assign, transfer, pledge or otherwise dispose of any shares of capital stock of any of its Significant Subsidiaries or any warrants, rights or options to acquire such capital stock, or permit any of its Significant Subsidiaries to issue, sell or otherwise dispose of any shares of its capital stock or the capital stock of any other of its Subsidiaries or any warrants, rights or options to acquire such capital stock, except (and only to the extent) as may be necessary to give effect to a transaction permitted by subsection (e), above.


                          ARTICLE VI
                       EVENTS OF DEFAULT

     SECTION 6.01.   Events  of  Default.   If  any  of  the
following events (each an "Event of Default") shall occur and be continuing after the applicable grace period and notice requirement (if any):

     (a) The Borrower shall fail to pay any principal of any Note when the same becomes due and payable;
or

     (b) The Borrower shall fail to pay any interest on any Note or any other amount due under this Agreement for two days after the same becomes due; or

     (c) Any representation or warranty made by or on behalf of the Borrower in any Loan Document or in any certificate or other writing delivered pursuant thereto shall prove to have been incorrect in any material respect when made or deemed made; or

     (d) Any representation or warranty made by or on behalf of the Parent in the Support Agreement or in any certificate or other writing delivered pursuant thereto shall prove to have been incorrect in any material respect when made or deemed made; or

     (e) The Borrower shall fail to perform or observe any term or covenant on its part to be performed or observed contained in Section 5.02 (other than subsections
(c), (d), (g), (i) or (j) thereof), or the Parent shall fail to perform or observe any term or covenant on its part to be performed or observed contained in Section 1, 2 or 4 of the Support Agreement; or

     (f) The Borrower shall fail to perform or observe any other term or covenant on its part to be performed or observed contained in Section 5.01, Section 5.02 or in any other Loan Document, or the Parent shall fail to perform or observe any other term or covenant on its part to be performed or observed contained in the Support Agreement, and any such failure shall remain unremedied, after written notice thereof shall have been given to the Borrower by the Agent, for a period of 30 days; or

     (g) The Parent or any of its Subsidiaries (including the Borrower but excluding IES Utilities) shall fail to pay any of its Debt (including any interest or premium thereon but excluding Debt evidenced by the Notes) aggregating $5,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof as a result of a default or other similar adverse event; or

     (h) IES Utilities shall fail to pay any of its Debt (including any interest or premium thereon) aggregating $5,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof as a result of a default or other similar adverse event; or

     (i)     The Borrower, the Parent or IES Utilities
shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, the Parent or IES Utilities seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of a proceeding instituted against the Borrower, the Parent or IES Utilities, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including without limitation the entry of an order for relief against the Borrower, the Parent or IES Utilities or the appointment of a receiver, trustee, custodian or other similar official for the Borrower, the Parent or IES Utilities or any of its
property)  shall  occur; or the Borrower, the  Parent  or  IES
Utilities shall take any corporate or other action to authorize any of the actions set forth above in this subsection (i); or

     (j)     Any judgment or order for the payment  of
money equal to or in excess of $5,000,000 shall be rendered against the Parent or any of its Direct Subsidiaries (including, without limitation, the Borrower and IES Utilities) or their respective properties and either
(i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (k) The Support Agreement, after delivery thereof under Article III, shall for any reason, except to the extent permitted by the terms thereof, cease to be valid and binding on the Parent or the Borrower; or

     (l) Any Governmental Approval required in connection with the execution, delivery and performance of the Loan Documents shall be rescinded, revoked, otherwise terminated, or amended or modified in any manner which is materially adverse to the interests of the Lenders and the Agent; or

     (m) Any ERISA Event shall have occurred with respect to a Plan which could reasonably be expected to result in a material liability to the Borrower, and, 30 days after notice thereof shall have been given to the Borrower by the Agent or any Lender, such ERISA Event shall still exist;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the holders of at least 66-2/3% in principal amount of the A Advances then outstanding or, if no A Advances are then outstanding, Banks having at least 66-2/3% of the Commitments (without giving effect to any B Reduction), by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the holders of at least 66-2/3% in principal amount of the Advances then outstanding or, if no Advances are then outstanding, Lenders having at least 66-2/3% of the Commitments, by notice to the Borrower, declare the Notes (if any), all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the Commitments and the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                         ARTICLE VII
                          THE AGENT

     SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Loan Document (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement. The Agent shall be deemed to have exercised reasonable care in the administration and enforcement of this Agreement and the other Loan Documents if it undertakes such administration and enforcement in a manner substantially equal to that which Citibank, N.A. accords credit facilities similar to the credit facility hereunder for which it is the sole lender.

     SECTION 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts a Lender Assignment entered into by the Lender which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Loan Document;
(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document on the part of the Borrower or the Parent or to inspect the property (including the books and records) of the Borrower or the Parent; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 7.03. Citibank, N.A. and Affiliates. With respect to its Commitment, the Advances made by it and the Notes issued to it, Citibank, N.A. shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" and "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank, N.A. in its individual capacity. Citibank, N.A. and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, the Parent any of its Subsidiaries and any Person who may do business with or own securities of the Borrower, the Parent or any such Subsidiary, all as if Citibank, N.A. were not the Agent and without any duty to account therefor to the Lenders.

     SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 5(d) of the Support Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 7.05. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to (a) on or before the Termination Date, the respective principal amounts of the A Notes then held by each of them (or if no A Notes are at the time outstanding or if any A Notes are held by Persons which are not Lenders, ratably according to the respective
Percentages of the Lenders), or (b) after the Termination Date, the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by Persons which are not Lenders, ratably according to the respective unpaid principal amounts of the Advances made by each Lender), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

     SECTION 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders, with any such resignation or removal to become effective only upon the appointment of a successor Agent pursuant to this Section 7.06. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent, which shall be a Lender or shall be another commercial bank or trust company reasonably acceptable to the Borrower organized under the laws of the United States or of any State thereof. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender or shall be another commercial bank or trust company organized under the laws of the United States of any State thereof reasonably acceptable to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                         ARTICLE VIII
                         MISCELLANEOUS

     SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and, in the case of any amendment, the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive, modify or eliminate any of the conditions specified in Article III, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the A Notes, any Applicable Margin or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the A Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the A Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 8.01; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

     SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder and under the other Loan Documents shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at 200 First Street, Cedar Rapids, Iowa 52401, Attention: Treasurer; if to the Parent, at its address at 200 First Street, Cedar Rapids, Iowa 52401,
Attention: Treasurer; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Lender Assignment pursuant to which it became a Lender; and if to the Agent, at its address at One Court Square, 7th Floor, Zone 2, Long Island City, New York 11120, Attention:
Bank Loan Syndications; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective five days after being deposited in the mails, or when delivered to the telegraph company, telecopied, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Agent pursuant to Article II or VII shall not be effective until received by the Agent.

     SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 8.04. Costs, Expenses, Taxes and Indemnification.
(a) The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation (including, without limitation, printing costs), negotiation, execution, delivery, modification and amendment of this Agreement and the other Loan Documents, and the other documents and instruments to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to the administration of, and advising the Agent as to its rights and responsibilities under, this Agreement and the other Loan
Documents.   The Borrower further agrees to pay on demand  all
costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other Loan Documents and the other documents and instruments to be delivered
hereunder   and  thereunder,  including,  without  limitation,
reasonable  counsel fees and expenses in connection  with  the
enforcement   of  rights  under  this  Section  8.04(a).    In
addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Loan Documents, and the other documents and instruments to be delivered hereunder and thereunder, and agrees to save the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     (b) If any payment of principal of, or Conversion of, any Adjusted CD Rate Advance, Eurodollar Rate Advance or B Advance is made other than on the last day of the Interest Period for such A Advance or other than on the maturity date of such B Advance, as a result of a payment or Conversion pursuant to Section 2.09(f), 2.10, 2.11, 2.12 or
2.14 or acceleration of the maturity of the Notes pursuant  to
Section 6.01 or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

     (c)     The  Borrower hereby agrees to  indemnify
and hold each Lender, the Agent and their respective officers, directors, employees, professional advisors and affiliates (each, an "Indemnified Person") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney's fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) which any of them may incur or which may be claimed against any of them by any Person (except for such claims, damages, losses, liabilities, costs and expenses resulting from such Indemnified Person's gross negligence or willful misconduct):

          (i) by reason of or in connection with the execution, delivery or performance of any of the Loan
     Documents or any transaction contemplated thereby, or the use by the Borrower of the proceeds of any Extension of Credit;

          (ii) in connection with any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of any of the Loan
     Documents; or

          (iii) in connection with or resulting from the utilization, storage, disposal, treatment, generation, transportation, release or ownership of any Hazardous Substance (i) at, upon, or under any property of the Borrower or any of its Affiliates or (ii) by or on behalf of the Borrower or any of its Affiliates at any time and in any place.

     (d)     The  Borrower's  obligations  under  this
Section 8.04 shall survive the repayment of all amounts owing to the Lenders under the Notes and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this Section 8.04 are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

     SECTION 8.05. Right of Set-off. (a) Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent by the Majority Lenders specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under any Loan Document and any Note held by such Lender, irrespective of whether or not such Lender shall have made any demand under such Loan Document or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

     (b) The Borrower agrees that it shall have no right of set-off, deduction or counterclaim in respect of its obligations hereunder, and that the obligations of the Lenders hereunder are several and not joint. Nothing contained herein shall constitute a relinquishment or waiver of the Borrower's rights to any independent claim that the Borrower may have against the Agent or any Lender for the Agent's or such Lender's, as the case may be, gross negligence or wilful misconduct, but no Lender shall be liable for the conduct of the Agent or any other Lender, and the Agent shall not be liable for the conduct of any Lender.

     SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified in writing by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

     SECTION 8.07. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment
(determined as of the date of the Lender Assignment with respect to such assignment) shall in no event be less than the lesser of the amount of such Lender's then remaining Commitment and $5,000,000 (except in the case of assignments between Lenders at the time already parties hereto), and
(iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, a Lender Assignment, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,500. Promptly following its receipt of such Lender Assignment, Note or Notes and fee, the Agent shall accept and record such Lender Assignment in the Register. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Lender Assignment, (x)
the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Lender Assignment, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Lender Assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of a Lender Assignment covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Notwithstanding anything to the contrary contained in this Agreement, any Lender may at any time assign all or any portion of the Advances owing to it to any Affiliate of such Lender. No such assignment, other than to an Eligible Assignee, shall release the assigning Lender from its obligations hereunder.

     (b) By executing and delivering a Lender Assignment, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Lender Assignment, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the Parent or the performance or observance by the Borrower or the Parent of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of each Loan Document, together with copies of the financial statements referred to in Section 5(d) of the Support Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Lender Assignment; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. Anything in this
Section  8.07  to the contrary notwithstanding,  this  Section
8.07 shall not apply to any of the assignments contemplated by
Section 3.01(e).

     (c) The Agent shall maintain at its address referred to in Section 8.02 a copy of each Lender Assignment delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Parent, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of a Lender Assignment executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Lender Assignment has been completed and is in substantially the form of Exhibit 8.07 hereto, (i) accept such Lender Assignment, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within 10 Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Lender Assignment and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Lender Assignment and shall otherwise be in substantially the form of Exhibit 1.01A-1 hereto.

     (e)     Each Lender may sell participations to one
or more banks, financial institutions or other entities in all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, and (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

     (f)     Any  Lender may, in connection  with  any
assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or the Parent furnished to such Lender by or on behalf of the Borrower or the Parent; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree, in accordance with the terms of Section 8.08, to preserve the confidentiality of any Confidential Information relating to the Borrower or the Parent received by it from such Lender.

     (g) If any Lender (or any bank, financial institution, or other entity to which such Lender has sold a participation) shall (i) make any demand for payment under
Section 2.08 or 2.13, (ii) give notice to the Agent pursuant to Section 2.14 or (iii) determine not to extend the Termination Date in response to any request by the Borrower pursuant to Section 2.18, then (A) in the case of any demand made under clause (i), above, or the occurrence of the event described in clause (ii), above, within 30 days after any such demand or occurrence (if, but only if, in the case of any demanded payment described in clause (i), such demanded payment has been made by the Borrower), and (B) in the case of the occurrence of the event described in clause (iii), above, at any time prior to the then-scheduled Termination Date, the Borrower may, with the approval of the Agent (which approval shall not be unreasonably withheld), and provided that no Event of Default or Unmatured Default shall then have occurred and be continuing, demand that such Lender assign in accordance with this Section 8.07 to one or more Eligible Assignees designated by the Borrower all (but not less than all) of such Lender's Commitment and the Advances owing to it within the period ending on the latest to occur of (x) the last day in the period described in clause (A) or (B), above, as applicable, (y) the last day of the longest of the then current Interest Periods for such Advances, and (z) the latest maturity date of any B Advances owing to such Lender. If any such Eligible Assignee designated by the Borrower shall fail to consummate such assignment on terms acceptable to such Lender, or if the Borrower shall fail to designate any such Eligible Assignees for all or part of such Lender's Commitment or Advances, then such demand by the Borrower shall become ineffective; it being understood for purposes of this subsection (g) that such assignment shall be conclusively deemed to be on terms acceptable to such Lender, and such Lender shall be compelled to consummate such assignment to an Eligible Assignee designated by the Borrower, if such Eligible Assignee (1) shall agree to such assignment by entering into a Lender Assignment with such Lender and (2) shall offer compensation to such Lender in an amount equal to all amounts then owing by the Borrower to such Lender hereunder and under the Note made by the Borrower to such Lender, whether for principal, interest, fees, costs or expenses (other than the demanded payment referred to above and payable by the Borrower as a condition to the Borrower's right to demand such assignment), or otherwise.

     (h) Anything in this Section 8.07 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of its Commitment and the Advances owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

     SECTION 8.08. Confidentiality. In connection with the negotiation and administration of this Agreement and the other Loan Documents, the Borrower and the Parent have furnished and will from time to time furnish to the Agent and the Lenders (each, a "Recipient") written information which is identified to the Recipient in writing when delivered as confidential (such information, other than any such information which
(i) as publicly available, or otherwise known to the Recipient, at the time of disclosure, (ii) subsequently becomes publicly available other than through any act or omission by the Recipient or (iii) otherwise subsequently becomes known to the Recipient other than through a Person whom the Recipient knows to be acting in violation of his or its obligations to the Borrower or the Parent, being hereinafter referred to as "Confidential Information"). The Recipient will maintain the confidentiality of any Confidential Information in accordance with such procedures as the Recipient applies generally to information of that nature. It is understood, however, that the foregoing will not restrict the Recipient's ability to freely exchange such
Confidential Information with current or prospective participants in or assignees of the Recipient's position herein, but the Recipient's ability to so exchange Confidential Information shall be conditioned upon any such prospective participant's or assignee's entering into an understanding as to confidentiality similar to this provision. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required (i) by a regulatory agency or otherwise in connection with an examination of the Recipient's records by appropriate authorities, (ii) pursuant to court order, subpoena or other legal process or in connection with any pending or threatened litigation, (iii) otherwise as required by law, or (iv) in order to protect its interests or its rights or remedies hereunder or under the other Loan Documents; in the event of any required disclosure under clause (ii) or (iii), above, the Recipient agrees to use reasonable efforts to inform the Borrower and the Parent as promptly as practicable.

     SECTION 8.09. WAIVER OF JURY TRIAL. THE AGENT, THE LENDERS, THE BORROWER AND THE PARENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF
CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, SUCH LENDERS, THE BORROWER OR THE PARENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.

     SECTION 8.10. Consent. Unless otherwise specified as being within the sole discretion of the Agent, the Lenders the Majority Lenders or the Borrower, whenever the consent or approval of the Agent, the Lenders, the Majority Lenders or the Borrower, respectively, is required herein, such consent or approval shall not be unreasonably withheld or delayed.

     SECTION 8.11. Governing Law. This Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York. The
Borrower,   the   Parent,   each   Lender,   and   the   Agent
(i) irrevocably submits to the non-exclusive jurisdiction of any New York State court or Federal court sitting in New York City in any action arising out of any Loan Document,
(ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and
(iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

     SECTION 8.12. Relation of the Parties; No Beneficiary. No term, provision or requirement, whether express or implied, of any Loan Document, or actions taken or to be taken by any party thereunder, shall be construed to create a partnership, association, or joint venture between such parties or any of them. No term or provision of the Loan Documents shall be construed to confer a benefit upon, or grant a right or privilege to, any Person other than the parties thereto.

     SECTION 8.13. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


      IN  WITNESS WHEREOF, the parties hereto have caused this
Agreement   to  be  executed  by  their  respective   officers
thereunto duly authorized, as of the date first above written.


                    IES DIVERSIFIED INC.

                    By
                       Title:


                    CITIBANK, N.A.,
                       as Agent


                    By
                       Vice President






                    Bank

                    CITIBANK, N.A.


                    By
                       Title:





                    Bank

                    CIBC INC.


                    By
                       Title:





                    Bank

                    MELLON BANK, N.A.


                     By
                        Title:





                     Bank

                     THE CHASE MANHATTAN BANK



                      By
                         Title:





                       Bank

                       BARCLAYS BANK PLC



                       By
                          Title:






                       Bank

                       THE FIRST NATIONAL BANK OF CHICAGO



                       By
                          Title:





                       Bank

                       THE FUJI BANK, LIMITED



                       By
                          Title:





                       Bank

                       THE SANWA BANK, LIMITED,
                         CHICAGO BRANCH



                       By
                          Title:





                       Bank

                       UNION BANK OF CALIFORNIA, N.A.


                       By
                          Title:





                       Bank

                       NORWEST BANK IOWA,
                         NATIONAL ASSOCIATION



                       By
                          Title:




                       Bank

                       ABN AMRO N.V. by
                       ABN AMRO NORTH AMERICA, INC.


                       By
                          Title:





                                                               EXHIBIT 1.01A-1



                        FORM OF A NOTE



U.S.$__________                                         Dated:__________, 19__


      FOR VALUE RECEIVED, the undersigned, IES DIVERSIFIED INC., an Iowa corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ___________________________ (the "Lender")
for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the A Advances (as defined below) made by the Lender to the Borrower pursuant to the Credit Agreement outstanding on the Termination Date (as defined in the Credit Agreement).

      The Borrower promises to pay interest on the unpaid principal amount of each A Advance from the date of such A Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

      Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Agent,
at  399  Park  Avenue,  New York, New York  10043,  Attention:
Utilities Department, in same day funds. Each A Advance made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note, provided that the failure to so record any A Advance or any payment thereof shall not affect the payment obligations of the Borrower hereunder or under the Credit Agreement.

      This Promissory Note is one of the A Notes referred to in, and is entitled to the benefits of, the Third Amended and Restated Credit Agreement, dated as of November 20, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Lender and certain other lenders parties thereto, and Citibank, N.A., as Agent for the Lender and such other lenders. The Credit Agreement, among other things, (i) provides for the making of advances (the "A Advances") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such A Advance being evidenced by this Promissory Note, and
(ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

      The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

      This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York. The Borrower (i) irrevocably submits to the non-exclusive jurisdiction of any New York State Court or Federal court sitting in New York City in any action arising out of this Promissory Note, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.


                         IES DIVERSIFIED INC.



                         By
                           Title:




        ADVANCES, MATURITIES, AND PAYMENTS OF PRINCIPAL


                                                      Amount of
                         Maturity      Principal       Unpaid
            Amount of       of          Paid or       Principal     Notation
  Date      Advance       Advance       Prepaid        Balance      Made By

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________




                                                               EXHIBIT 1.01A-2



                        FORM OF B NOTE



U.S.$__________                                         Dated:__________, 19__



      FOR VALUE RECEIVED, the undersigned, IES DIVERSIFIED INC., an Iowa corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _______________________________ (the
"Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below), on __________,19__, the principal amount of __________ Dollars ($________).

      The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

     Interest Rate: ____% per annum (calculated on the basis of a year of ______ days for the actual number of days elapsed).

     Interest Payment Date or Dates:__________

      Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Agent, at 399 Park Avenue, New York, New York 10043, Attention:
Utilities Department, in same day funds.

      This Promissory Note is one of the B Notes referred to in, and is entitled to the benefits of, the Third Amended and Restated Credit Agreement, dated as of November 20, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Lender and certain other lenders parties thereto, and Citibank, N.A., as Agent for the Lender and such other lenders. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

      The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

      This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York. The Borrower (i) irrevocably submits to the non-exclusive jurisdiction of any New York State Court or Federal court sitting in New York City in any action arising out of this Promissory Note, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.


                         IES DIVERSIFIED INC.



                         By
                            Title:







                       SUPPORT AGREEMENT


      THIS THIRD AMENDED AND RESTATED SUPPORT AGREEMENT, made the 20th day of November, 1996, by and between IES INDUSTRIES INC., an Iowa corporation (together with any successor thereto in accordance with Section 2(e) hereof, the "Parent"), and IES DIVERSIFIED INC., an Iowa corporation (the "Borrower").


                     W I T N E S S E T H:

      WHEREAS, the Parent is the owner of 100% of the outstanding common stock of the Borrower;

      WHEREAS, the Borrower, certain banks (the "Existing Banks") and Citibank, N.A., as agent for the Existing Banks, are parties to that certain Second Amended and Restated Credit Agreement, dated as of November 9, 1994 (the "Existing Facility"). The Borrower has requested that the Existing
Facility  be  amended and restated so as to (i)  increase  the
Commitments   (as   defined  therein)  to   $300,000,000   and
(ii) effect certain other amendments and modifications as set forth in the Third Amended Credit Agreement (as defined below).

      WHEREAS, the Borrower intends to make borrowings from, and issue promissory notes to, certain lenders pursuant to that certain Third Amended and Restated Credit Agreement, dated as of November 20, 1996 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Third Amended Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), among the Borrower, said lenders (the "Lenders") and Citibank, N.A., as Agent, so that the Borrower will be in a position to provide financing for itself and for some or all of its (and, in turn, the Parent's) Subsidiaries (other than IES Utilities);

      WHEREAS, the Parent and the Borrower are parties to that certain Second Amended and Restated Support Agreement, dated as of November 9, 1994 (the "Existing Support Agreement"). In connection with the amendment and restatement of the Existing Facility, the Parent and the Borrower desire to amend and restate the Existing Support Agreement to enhance and maintain the financial condition of the Borrower as hereinafter set forth in order to enable the Borrower to incur Debt under the Third Amended Credit Agreement on more advantageous and reasonable terms; and

      WHEREAS, the Parent has entered into an Agreement and Plan of Merger, dated as of November 10, 1995, as amended, with WPL Holdings, Inc., a Wisconsin Corporation ("WPL"), and Interstate Power Company, a Delaware corporation ("IPC"), pursuant to which, if the merger contemplated thereby (the "Proposed Merger") is consummated, the Parent will merge with and into WPL and IPC will become a subsidiary of such merged entity;

     WHEREAS, the Parent and the Borrower understand and agree that the Agent and the Lenders have relied upon this Agreement in entering into the Third Amended Credit Agreement and will rely hereon in making Advances to the Borrower;

      NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Existing Support Agreement is hereby amended and restated in its entirety to read as follows:

     SECTION 1. Affirmative Covenants of the Parent. So long as any amount in respect of any Note shall remain unpaid or any Lender shall have any Commitment, the Parent will, unless the Majority Lenders shall otherwise consent in writing:

          (a) Stock Ownership. At all times maintain direct ownership of 100% of the shares of capital stock (or comparable interests) of the Borrower and IES Utilities now or hereafter issued and outstanding, other than the preferred and preference stock of IES Utilities.

          (b) Net Worth. Cause the Borrower to have at all times a positive net worth (net assets less intangible assets, if any), as determined in accordance with generally accepted accounting principles.

     SECTION 2. Negative Covenants of the Parent. So long as any amount in respect of any Note shall remain unpaid or any Lender shall have any Commitment, the Parent will not, without the written consent of the Majority Lenders:

          (a) Consolidated Leverage Ratio. Allow the ratio of (i) Consolidated Debt of the Parent to (ii) Consolidated
     Capital of the Parent to exceed 0.65 to 1.00 at any time.

          (b) Debt. Create, incur, assume, or suffer to exist any Debt other than:

                   (i) Debt under (A) existing guaranties of the mortgage obligations of certain officers of the Parent and (B) an existing line of credit provided to the Parent by Firstar Bank which supports the Parent's obligations under such guaranties, provided that such Debt shall not exceed $1,500,000 in the aggregate at any one time outstanding;

                   (ii) Debt under guaranties and other types of support agreements in respect of Debt of the Borrower; provided that if the terms of any such guaranty or support agreement are more favorable to the beneficiary thereof than are the terms of this Agreement to the Agent and the Lenders, this Agreement shall, coincident with the delivery of such guaranty or support agreement, be replaced with an agreement containing such more favorable terms (or amended to contain such more favorable terms); and provided, further, that both immediately before and after the execution and delivery of such guaranty or support agreement, the Parent shall be in compliance with the covenant set forth in subsection (a), above;

                    (iii)     unsecured Debt owing to the Borrower;

                    (iv)      existing Debt set forth in Schedule 2
                              hereto; and

                    (v) from and after the consummation of the Proposed Merger and the satisfaction of the conditions set forth in Section 2(e) hereof, other Debt in the aggregate not to exceed $50,000,000.

          (c) Prohibited Transactions. Enter into any transaction, or permit the Borrower to enter into any transaction, which will result in an Event of Default.

          (d) Negative Pledge. Create or suffer to exist any Lien upon or with respect to any capital stock of the Borrower from time to time owned by the Parent or any capital stock of IES Utilities from time to time owned by the Parent.

          (e)       Merger.       Merge with or into or consolidate
     with or into any other entity, unless, as a condition to such merger or consolidation, the surviving corporation (if not the Parent) (i) expressly assumes in a writing delivered to the Agent (with sufficient copies for each Lender) the due and punctual performance and observance of all of the obligations in the Support Agreement to be performed or observed by the Parent and (ii) delivers to the Agent (with sufficient copies for each Lender) an opinion of counsel, in form and substance satisfactory to the Agent, as to the enforceability of the obligations set forth in such writing and the obtaining of all Governmental Approvals necessary for the performance of such obligations by such surviving corporation and such other matters as the Agent may reasonably request.

     SECTION 3. Delivery of Financial Statements. So long as any amount in respect of any Note shall remain unpaid or any Lender shall have any Commitment, the Parent will, unless the Majority Lenders shall otherwise consent in writing, furnish to each Lender:

          (a) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Parent, (i) a consolidated and consolidating balance sheet of the Parent and its Subsidiaries as at the end of such quarter and (ii) consolidated and consolidating statements of income and retained earnings, and a consolidated statement of cash flows, of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Parent as having been prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 5(d) hereof, together with a schedule in form satisfactory to the Majority Lenders of the computations used by the Parent in determining compliance with the covenant contained in Section 2(a) hereof.

          (b) Annual Consolidated Financial Statements. As soon as available and in any event within 120 days after the end of each fiscal year of the Parent, a copy of the consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and consolidated statements of income, retained earnings and cash flows of the Parent and its Subsidiaries for such fiscal year, in each case accompanied by the audit report of Arthur Andersen & Co. or another nationally-recognized independent public accounting firm acceptable to the Majority Lenders, together with a schedule in form satisfactory to the Majority Lenders of the computations used by such accounting firm in determining, as of the end such fiscal year, compliance with the covenant contained in Section 2(a) hereof.

          (c) Annual Consolidating Financial Statements. As soon as available and in any event within 120 days after the end of each fiscal year of the Parent, a copy of the consolidating balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and consolidating statements of income and retained earnings of the Parent and its Subsidiaries for such fiscal year, all in reasonable detail and duly certified by the chief financial officer of the Parent as having been prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in
     Section 5(d) hereof.

          (d) Other Information. Promptly after requested, such other information respecting the business, properties, results of operations, prospects, revenues, condition or operations, financial or otherwise, of the Parent or any of its Subsidiaries as the Agent or any Lender through the Agent may from time to time reasonably request.

     SECTION 4. Liquidity Undertaking. If, during the term of this Agreement, the Borrower is unable to make timely payment of any of its obligations now or hereafter existing under the Third Amended Credit Agreement and the Notes, whether for principal, interest, fees, expenses or otherwise (such obligations being the "Obligations"), the Parent agrees that it shall promptly provide to the Borrower, at its request or at the request of the Agent or any Lender, such amount of funds (in the form of cash or liquid assets, and as equity or, subject to Section 5.02(b) of the Third Amended Credit Agreement, as a loan) as shall be necessary to enable the Borrower to make payment of such Obligations. If such funds are advanced to the Borrower as a loan, such loan shall be on such terms and conditions, including maturity and rate of interest, as the Parent and the Borrower shall agree. Notwithstanding the foregoing, any such loan shall be subordinated in all respects to any and all Obligations upon the terms set forth in Schedule 1 hereto, whether or not any Obligations are outstanding at the time of such loan.

     SECTION 5.   Representations and  Warranties of the Parent.
The Parent represents and warrants to the Borrower, the Agent and the Lenders as follows:

          (a) The Parent and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary (except where the failure to so qualify would not have a material adverse affect on the business, financial condition, operations, results of operations or prospects of the Parent and its Subsidiaries, taken as a whole).

          (b) The execution, delivery and performance by the Parent of this Agreement are within the Parent's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not contravene (i) the Parent's charter or by-laws, (ii) law, or (iii) any legal or contractual restriction binding on or affecting the Parent; and such execution, delivery and performance do not or will not result in or require the creation of any Lien upon or with respect to any of its properties.

          (c) This Agreement is the legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, subject to the qualifications, however, that the enforcement of the rights and remedies herein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and that the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceedings therefor may be brought.

          (d) The consolidated balance sheet of the Parent and its Subsidiaries as at December 31, 1995, and the related consolidated statements of income, retained earnings and cash flows of the Parent and its Subsidiaries for the fiscal year then ended, and accompanied by a report thereon of Arthur Andersen & Co., and the consolidated unaudited balance sheet of the Parent and its Subsidiaries as at September 30, 1996, and the related consolidated unaudited statements of income, retained earnings and cash flows of the Parent and its Subsidiaries for the nine-month period then ended, copies of each of which have been furnished to each Lender, fairly present (subject, in the case of such balance sheets and statements of income, retained earnings and cash flows for the nine months ended September 30, 1996, to year-end adjustments) the consolidated financial condition of the Parent and its Subsidiaries as at such dates and the consolidated results of operations of the Parent and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied, and since September 30, 1996, there has been no material adverse change in the business, financial condition, operations, results of operations or prospects of the Parent and its Subsidiaries, taken as a whole, or in the Parent's ability to perform its obligations under this Agreement or any other Loan Document to which it is or will be a party.

          (e) Except as disclosed in the Parent's Report on Form 10-K for the year ended December 31, 1995 and Report on Form 10-Q for the period ended September 30, 1996, there is no pending or threatened action or proceeding affecting the Parent or any of its Subsidiaries or properties before any court, governmental agency or arbitrator, that might reasonably be expected to materially adversely affect (i) the business, financial condition, operations, results of operations or prospects of the Parent and its Subsidiaries, taken as a whole, or (ii) the ability of the Parent to perform its obligations under this Agreement or under any other Loan Document to which it is or is to be a party; and since September 30, 1996 there have been no material adverse developments in any action or proceeding so disclosed.

          (f) The Parent has filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or, to the extent the Parent is contesting in good faith an assertion of liability based on such returns, has provided adequate reserves for payment thereof in accordance with generally accepted accounting principles.

               (g)     (i)     Until such time as the Proposed Merger is
          consummated, the Parent is and will continue to be a "holding company" within the meaning of the PUHCA, but the Parent and its Subsidiaries are and will be exempt from the provisions of that Act, except Section 9(a)(2) thereof, by virtue of having filed with the Securities and Exchange Commission a Statement by Holding Company Claiming Exemption Under Rule U-2 from the Provisions of the Public Utility Holding Company Act of 1935 on Form U-3A-2. Until such time, such exemption is and will be in full force and effect and the Parent is not aware of any existing or proposed proceedings contemplating the revocation or modification of such exemption.

               (ii) From and after the consummation of the Proposed Merger, the Parent is and will continue to be a "holding company" within the meaning of he PUHCA.

          (h) No Governmental Approval which has not been obtained is required in connection with the execution, delivery and performance by the Parent of this Agreement.

          (i) The consolidated and consolidating financial statements of the Parent and its Subsidiaries contained in the Information Memorandum fairly present the financial condition of the Parent and its Subsidiaries as at the dates specified therein and the results of operations of the Parent and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied.

     SECTION 6. Waivers. (a) The Parent hereby waives any failure or delay on the part of the Borrower in asserting or enforcing any of its rights or in making any claims or demands hereunder. The Borrower, the Agent or any Lender may at any time, without the Parent's consent, without notice to the Parent and without affecting or impairing the Borrower's, the Agent's or such Lender's rights or the Parent's obligations hereunder, do any of the following with respect to the Third Amended Credit Agreement and the Notes: (i) make changes, modifications, amendments or alterations thereto, by operation of law or otherwise, including, without limitation, any increase in the Commitments or the rate of interest payable with respect to Advances or any change in the method of calculating the rate of interest payable with respect thereto,
(ii) grant renewals and extensions of time, for payment or otherwise, (iii) accept new or additional documents, instruments or agreements relating to or in substitution thereof, or (iv) otherwise handle the enforcement of their respective rights and remedies in accordance with their business judgment.

       (b) If the Parent shall at any time or from time to time fail to perform or comply with any of its obligations contained herein and if for any reason the Agent or any Lender shall have failed to receive when due and payable (whether at stated maturity, by acceleration, or otherwise) the payment of all or any part of principal of, or interest on, or any other amount payable by the Borrower in respect of any Obligations owing to the Agent or such Lender, then in each case, to the fullest extent permitted by law, (i) it shall be assumed conclusively without necessity of proof that such failure by the Parent was the sole and direct cause of the Agent's or such Lender's (as the case may be) failure to receive such payment when due irrespective of any other contributing or intervening cause whatsoever, and (ii) the Parent further irrevocably waives any right or defense that the Parent may have to cause the Agent or any Lender to prove the cause or amount of any damages or to mitigate the same.

       (c) The Parent irrevocably waives, to the fullest extent permitted by law and for the benefit of, and as a separate undertaking with, the Agent and each Lender, any defense to the performance of this Agreement that may be available to the Parent as a consequence of this Agreement's being rejected or otherwise not assumed by the Borrower or any trustee or similar official for the Borrower or for any substantial part of the property of the Borrower, or as a consequence of this Agreement's being otherwise terminated or modified, in any bankruptcy or insolvency proceeding, whether such rejection, non-assumption, termination or modification shall have been by reason of this Agreement's being held to be an executory contract or by reason of any other circumstance. If, notwithstanding the foregoing, this Agreement shall be rejected or otherwise not assumed, or terminated or modified, the Parent agrees, to the fullest extent permitted by law, for the benefit of, and as a separate undertaking with, the Agent and each Lender, that the Parent will be unconditionally liable to pay to the Agent and each Lender an amount equal to each payment that would otherwise be payable by the Parent under or in connection with this Agreement if this Agreement were not so rejected or otherwise not assumed or terminated or modified.

     SECTION 7. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by both parties and consented to by the Majority Lenders.

     SECTION 8. Rights of the Lenders. The Borrower hereby assigns and pledges to the Agent for the ratable benefit of each Lender, the Borrower's rights under Sections 1, 2 and 4 of this Agreement, and, if the Borrower fails or refuses to take timely action to enforce its rights under Section 1, 2 or 4 of this Agreement or if the Borrower defaults in the timely payment of any Obligations owed to the Agent or any Lender when due, the Agent may proceed directly against the Parent to enforce the Borrower's rights under Sections 1, 2 and 4 of this Agreement or to obtain payment of such defaulted Obligations owed to the Agent or such Lender.

     SECTION 9. Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at 200 First Street, Cedar Rapids, Iowa 52401, Attention: Treasurer; if to the Parent, at its address at 200 First Street, Cedar Rapids, Iowa 52401, Attention: Treasurer; if to any Bank, at its Domestic Lending Office specified opposite its name on
Schedule I to the Third Amended Credit Agreement; if to any other Lender, at its Domestic Lending Office specified in the Lender Assignment pursuant to which it became a Lender; and if to the Agent, at its address at One Court Plaza, 7th Floor, Zone 2, Long Island City, New York 11120, Attention: Bank Loan Syndication; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective five days after being deposited in the mails, or when delivered to the telegraph company, telecopied, confirmed by telex answerback or delivered to the cable company, respectively.

     SECTION 10. Successors. Subject to Section 2(e), this Agreement shall be binding upon the parties hereto and their respective successors and assigns and is also intended for the benefit of the Agent and the Lenders and, notwithstanding that the Agent and the Lenders are not parties hereto, the Agent and each Lender shall be entitled to the full benefits of this Agreement and to enforce the covenants and agreements contained herein. This Agreement is not intended for the benefit of any Person other than the Agent and the Lenders, and shall not confer or be deemed to confer upon any other such Person any benefits, rights or remedies hereunder.

     SECTION 11.    Governing Law.   This Agreement  shall  be
governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 12. Remedies. The parties to this Agreement acknowledge and agree that breach of any of the covenants of the Parent set forth herein may not be compensable by payment of money damages and, therefore, that the covenants of the Parent set forth herein may be enforced in equity by a decree requiring specific performance. Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the Borrower may have under this Agreement.

      IN WITNESS WHEREOF, the parties hereto have set their hands and affixed their corporate seals as of the day and year above written.


                         IES INDUSTRIES INC.



                         By_________________________________
                            Title:


                         IES DIVERSIFIED INC.



                         By_________________________________
                            Title:





                          Schedule 1


                    TERMS OF SUBORDINATION



         [The following provisions are to be included
           in each instrument or document evidencing
        loans from the Parent to the Borrower pursuant
            to Section 4 of the Support Agreement]


     1. Reference is made to the Third Amended and Restated Credit Agreement, dated as of November 20, 1996 (such agreement, as it may hereafter be amended, modified or supplemented from time to time, being the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), among IES Diversified Inc., the Lenders named therein and Citibank, N.A., as Agent for the Lenders. The Parent hereby agrees for the benefit of the Agent and the Lenders that all obligations of the Borrower to the Parent hereunder (the "Subordinated Debt") are and shall be subordinate, to the extent and in the manner set forth hereinafter, in right of payment to the prior payment in full of all obligations of the Borrower under the Credit Agreement and the other Loan Documents, whether for principal, interest (including interest, as provided in the Loan Documents, after the filing of a petition initiating any proceeding referred to in paragraph 3, below), fees, expenses or otherwise (all such obligations being the "Senior Debt").

     2. Upon the occurrence and during the continuance of an Event of Default or an Unmatured Default, the Parent shall not ask, demand, sue for, take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner (including, without limitation, from or by way of collateral), payment of all or any of the Subordinated Debt.

     3. Upon any distribution of all or any of the assets of the Borrower to creditors of the Borrower upon the dissolution, winding up, liquidation, arrangement, reorganization or composition of the Borrower, whether in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Borrower or otherwise, any payment or distribution of any kind (whether in cash, property or securities) which otherwise would be payable or deliverable upon or with respect to the Subordinated Debt shall be paid or delivered directly to the Agent for the benefit of the Agent and the Lenders for application (in the case of cash) to or as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Debt until the Senior Debt shall have been paid in full. For the purposes of these provisions, the Senior Debt shall not be deemed to have been paid in full until the Agent and the Lenders shall have indefeasibly received payment in full of the Senior Debt in cash.

     4. Until such time as the Senior Debt shall have been paid in full, if any proceeding referred to in paragraph 3, above, is commenced by or against the Borrower, the Agent is hereby irrevocably authorized and empowered (in its own name, on behalf of the Lenders, in the name of the Parent, or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in paragraph 3, above, and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Debt or enforcing any Lien securing payment of the Subordinated
Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Lenders hereunder.

     5. All payments or distributions upon or with respect to the Subordinated Debt which are received by the Parent contrary to the provisions hereof shall be received in trust for the benefit of the Agent and the Lenders, shall be segregated from other funds and property held by the Parent and shall be forthwith paid over to the Agent for the benefit of the Agent and the Lenders in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Debt in accordance with the terms of the Loan Documents.

     6. The Agent is hereby authorized to demand specific performance of these terms of subordination, whether or not the Borrower shall have complied with any of the provisions hereof applicable to it, at any time when the Parent shall have failed to comply with any of such provisions applicable to it. The Parent hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

     7. So long as any of the Senior Debt shall remain unpaid, the Parent shall not (i) commence, or join with any creditor other than the Agent and the Lenders in commencing, any involuntary proceeding referred to in paragraph 3, above, or (ii) declare any default in payment due hereunder or sue for breach of the terms hereof, if and so long as payment hereunder would not be permissible pursuant to paragraph 2 above.

     8. No payment or distribution to the Agent and the Lenders pursuant to the above provisions shall entitle the Parent to exercise any rights of subrogation in respect thereof until the Senior Debt shall have been paid in full.

     9. The holders of the Senior Debt may, at any time and from time to time, without any consent of or notice to the Parent or any other holder of the Subordinated Debt and without impairing or releasing the obligations of the Parent under these terms of subordination: (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, the Senior Debt (including any change in the interest rate under which any of the Senior Debt is outstanding); (ii) sell, exchange, release, not perfect and otherwise deal with any property at any time pledged, assigned or mortgaged to secure the Senior Debt; (iii) release anyone liable in any manner under or in respect of the Senior Debt;
(iv) exercise or refrain from exercising any rights against the Borrower and others; and (v) apply any sums from time to time received to the Senior Debt.

     10. The foregoing provisions regarding subordination are for the benefit of the holders of the Senior Debt and shall be enforceable by them directly against the holders of any Subordinated Debt, and no holder of the Senior Debt shall be prejudiced in its right to enforce subordination of any of the Subordinated Debt by any act or failure to act by the Borrower or anyone in custody of its assets or property. No such provisions may be amended or modified without the prior written consent of the Agent.



                            SCHEDULE 2

    Principal Borrower           Amount        Lender         Type

1.  Iowa Northern Railway Co.    220,649.00    Iowa Railway   IES Guarantee of
                                               Financing      unsecured loan
                                               Authority      to Iowa Northern
                                                              Railway



                                                               EXHIBIT 2.02(a)



                 FORM OF NOTICE OF A BORROWING



Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below

Attention: __________


                                                        [Date]



Gentlemen:

      The undersigned, IES Diversified Inc., refers to the Third Amended and Restated Credit Agreement, dated as of November 20, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Lenders named therein and the Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests an A Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such A Borrowing (the "Proposed A Borrowing") as required by Section 2.02(a) of the Credit Agreement:

     (i)       The Business Day of the Proposed A Borrowing is
               __________, 19__.

     (ii)      The Type of A Advances comprising the Proposed
               A  Borrowing  is [Adjusted CD Rate Advances]
               [Base Rate Advances] [Eurodollar Rate Advances].

     (iii)     The  aggregate amount of the  Proposed  A
               Borrowing is $__________.

1]  [(iv)      The Interest Period for each A Advance made as
               part of the Proposed A Borrowing is [_____days]
               [_____month[s]].]

_______________
1 To be included for a Proposed A Borrowing comprised of Adjusted CD Rate Advances or Eurodollar Rate Advances.



      The undersigned hereby acknowledges that the delivery of this Notice of A Borrowing shall constitute a representation and warranty by the Borrower that, on the date of the Proposed A Borrowing, the statements contained in Section 3.02 of the Credit Agreement are true.

                         Very truly yours,

                         IES DIVERSIFIED INC.



                         By
                           Title:



                                                            EXHIBIT 2.03(a)(i)



                 FORM OF NOTICE OF B BORROWING



Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below

Attention: ___________

                                                        [Date]


Gentlemen:

      The undersigned, IES Diversified Inc., refers to the Third Amended and Restated Credit Agreement, dated as of November 20, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Lenders named therein and the Agent, and hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a B Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such B Borrowing (the "Proposed B Borrowing") is requested to be made:

     (A)  Date of B Borrowing          __________
     (B)  Amount of B Borrowing        __________
     (C)  Maturity Date                __________
     (D)  Interest Payment Date(s)     __________
     (E)  __________                   __________
     (F)  __________                   __________
     (G)  __________                   __________


      The undersigned hereby acknowledges that the delivery of this Notice of B Borrowing shall constitute a representation and warranty by the Borrower that, on the date of the Proposed B Borrowing, the statements contained in Section 3.03 of the Credit Agreement are true.

      The  undersigned  hereby confirms that  the  Proposed  B
Borrowing  is  to  be made available to it in accordance  with
Section 2.03 of the Credit Agreement.

                         Very truly yours,

                         IES DIVERSIFIED INC.



                         By
                             Title:




                                                                  EXHIBIT 2.10



                 FORM OF NOTICE OF CONVERSION




Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below

Attention: _____________________


                                                        [Date]


Gentlemen:

      The undersigned, IES Diversified Inc., refers to the Third Amended and Restated Credit Agreement, dated as of November 20, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Lenders named therein and the Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.10 of the Credit Agreement that the undersigned hereby requests a Conversion under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion (the "Proposed Conversion") as required by Section 2.10 of the Credit Agreement:

     (i)     The Business Day of the Proposed Conversion is
             __________, ____.

     (ii)    The Type of Advances comprising the Proposed
             Conversion is [Adjusted CD Rate Advances]
             [Base Rate Advances] [Eurodollar Rate Advances].

     (iii) The aggregate amount of the Proposed Conversion is $__________.

     (iv) The Type of Advances to which such Advances are proposed to be Converted is [CD Rate Advances]
             [Base Rate Advances] [Eurodollar Rate Advances].

     (v)     The Interest Period for each Advance made as
             part of the Proposed Conversion is [_____days]
             [_____ month(s)].  2

_______________
2     Delete for Base Rate Advances


      The undersigned hereby represents and warrants that the following statements are true on the date hereof, and will be true on the date of the Proposed Conversion:

            (A)   The  Borrower's  request  for  the  Proposed
     Conversion is made in compliance with Section 2.10 of the Credit Agreement; and

            (B) The statements contained in Section 3.02 of the Credit Agreement are true.


                    Very truly yours,

                    IES DIVERSIFIED INC.



                    By
                       Title:




                                                        EXHIBIT 3.01(a)(xii)-1



                      FORM OF OPINION OF
              WINTHROP, STIMSON, PUTNAM & ROBERTS


                                             [Date of Closing]



To each of the Lenders parties to the
   Credit Agreement referred to below,
   and to Citibank, N.A., as Agent


                   Re:  IES Diversified Inc.


Ladies and Gentlemen:

      This opinion is furnished to you pursuant to Section 3.01(a)(xii)(A) of the Third Amended and Restated Credit Agreement, dated as of November ___, 1996 (the "Credit Agreement"), among IES Diversified Inc. (the "Borrower"), the Banks parties thereto and the other Lenders from time to time parties thereto, and Citibank, N.A., as Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

      We have acted as counsel for the Borrower and the parent in connection with the preparation, execution and delivery of, and the Closing on this date under, the Credit Agreement and the other Loan Documents.

     In that capacity we have examined:

     (a)     The Credit Agreement;

     (b)     The A Notes;

     (c)     The Support Agreement;

     (d) The Articles of Incorporation of the Borrower and all amendments thereto (the "Borrower Charter");

     (e) The by-laws of the Borrower and all amendments thereto (the "Borrower By-laws");

     (f) The Articles of Incorporation of the Parent and all amendments thereto (the "Parent Charter"); and

     (g) The by-laws of the Parent and all amendments thereto (the "Parent By-laws").

      In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Borrower and of the Parent, certificates of public officials and of officers of the Borrower and of the Parent, and agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Borrower and of the Parent or their respective officers or of public officials.

      We have assumed (i) the due execution and delivery, pursuant to due authorization, of the Credit Agreement by all parties to the Credit Agreement and the Existing Facility (other than the Borrower), (ii) the authenticity of all such documents submitted to us as originals, (iii) the genuineness of all signatures (other than those of the Borrower and of the Parent) and (iv) the conformity to the originals of all such documents submitted to us as copies.

      Our opinions expressed herein are limited to the laws of the State of New York and the Federal laws of the United States of America. To the extent that any of the opinions expressed below involve conclusions as to matters governed by the laws of the State of Iowa, we have relied on the opinion of _______________, General Counsel and Secretary of the Borrower and Vice President, General Counsel and Secretary of the Parent, delivered to you pursuant to
Section 3.01(a)(xii)(B) of the Credit Agreement. We believe that you and we are justified in relying on such opinion for such purposes.

      Based upon to the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

          1. Each of the Borrower and the Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa.

          2. The execution, delivery and performance by the Borrower of the Credit Agreement, the Notes, the Support Agreement and the Fee Letter are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (a) the Borrower Charter or the Borrower By-laws, (b) any law, rule, regulation or, to our knowledge, any order or judgment, applicable to the Borrower, (c) any contractual restriction arising under any agreement or instrument evidencing indebtedness described in
Schedule III of the Credit Agreement, or (d) to our knowledge, any other legal or contractual restriction binding on or affecting the Borrower or its properties; and such execution, delivery and performance do not result in or require the creation or imposition of any Lien (other than the Lien of the Agent for the benefit of the Lenders upon the rights of the Borrower under the Support Agreement) upon or with respect to any of its properties under any agreement or instrument evidencing indebtedness described in Schedule III of the Credit Agreement or, to our knowledge, under any other agreement or instrument. The Credit Agreement, the A Notes, the Support Agreement and the Fee Letter have been duly executed and delivered on behalf of the Borrower. When completed in the form thereof attached as Exhibit 1.01A-2 to the Credit Agreement, and executed by a Senior Financial Officer and delivered on behalf of the Borrower, each B Note will have been duly executed and delivered on behalf of the Borrower.

          3. The execution, delivery and performance by the Parent of the Support Agreement are within the Parent's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (a) the Parent Charter or the Parent By-laws, (b) any law, rule, regulation or, to our knowledge, any order or judgment, applicable to the Parent, (c) any contractual restriction arising under (i) the $1,500,000 line of credit provided to the Parent by Firstar Bank or (ii) any agreement or instrument evidencing indebtedness described in Schedule 2 of the Support Agreement, or (d) to our knowledge, any other legal or contractual restriction binding on or affecting the Parent or its properties; and such execution, delivery and performance do not result in or require the creation or imposition of any Lien upon or with respect to any of its properties under the $1,500,000 line of credit provided to the Parent by Firstar Bank or under any agreement or instrument evidencing indebtedness described in Schedule 2 of the Support Agreement, or, to our knowledge, under any other agreement or instrument. The Support Agreement has been duly executed and delivered on behalf of the Parent.

          4. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Credit Agreement and the other Loan Documents to which it is, or is to be, a party.

          5. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Parent of the Support Agreement.

          6. The Credit Agreement, the A Notes, the Support Agreement and the Fee Letter are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms; and when completed in the form thereof attached as Exhibit 1.01A-2 to the Credit Agreement, and executed by a Senior Financial Officer and delivered on behalf of the Borrower pursuant to corporate authorization existing and as in effect on the date hereof, each B Note will be a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

          7. The Support Agreement is the legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms.

          8. Neither the Borrower nor the Parent is an "investment company" as defined in the Investment Company Act of 1940, as amended. The Borrower is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended. The Parent is a "holding company" as that term is defined in the Public Utility Holding Company Act of 1935, as amended, but is exempt from said Act except with respect to the acquisition of securities in other public utility companies and other public utility holding companies.

      The opinions set forth in paragraphs 6 and 7, above, are subject to the following qualifications:

          (a) The enforceability of the Borrower's obligations under the Credit Agreement and the other Loan Documents to which it is, or is to be, a party, and the enforceability of the Parent's obligations under the Support Agreement, are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

          (b) The enforceability of the Borrower's obligations under the Credit Agreement and the other Loan Documents to which it is, or is to be, a party, and the enforceability of the Parent's obligations under the Support Agreement, are subject to general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Such principles of equity are of general application and, in applying such principles, a court, among other things, might not allow a contracting party to exercise remedies in respect of a default deemed immaterial, or might decline to order an obligor to perform covenants. Such principles would include an expectation that parties act with reasonableness and in good faith, and might be applied, for example, to provisions which purport to grant a party with the authority to exercise sole discretion or make conclusive determinations.

           (c) We note further that, in addition to the application of equitable principles described above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification.

                         Very truly yours,




                                                        EXHIBIT 3.01(a)(xii)-2



           FORM OF OPINION OF GENERAL COUNSEL OF THE
                    BORROWER AND THE PARENT



                                             [Date of Closing]



To each of the Lenders parties to the
   Credit Agreement referred to below,
   and to Citibank, N.A., as Agent


                     IES Diversified Inc.


Ladies and Gentlemen:

      This opinion is furnished to you pursuant to Section 3.01(a)(xii)(B) of the Third Amended and Restated Credit Agreement, dated as of November ___, 1996 (the "Credit Agreement"), among IES Diversified Inc. (the "Borrower"), the Banks parties thereto and the other Lenders from time to time parties thereto, and Citibank, N.A., as Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

     I am Secretary of the Borrower and act as its counsel and Vice President, General Counsel & Secretary of the Parent and have acted as such in connection with the preparation, execution and delivery of, and the Closing on this date under, the Credit Agreement and the other Loan Documents.

      In that capacity I have examined, or have arranged for the examination by an attorney or attorneys under my general supervision of:

     (d)     The Credit Agreement;

     (e)     The A Notes;

     (f)     The Support Agreement;

     (g) The Articles of Incorporation of the Borrower and all amendments thereto (the "Borrower Charter");

     (h) The by-laws of the Borrower and all amendments thereto (the "Borrower By-laws");

     (i) The Articles of Incorporation of the Parent and all amendments thereto (the "Parent Charter"); and

     (j) The by-laws of the Parent and all amendments thereto (the "Parent By-laws").

      In addition, I, or an attorney or attorneys under my general supervision, have examined the originals, or copies certified to my or their satisfaction, of such other corporate records of the Borrower and of the Parent, certificates of public officials and of officers of the Borrower and of the Parent, and agreements, instruments and other documents, as I or such attorneys have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I or such attorneys have, when relevant facts were not independently established by me or by them, relied upon certificates of the Borrower and of the Parent or their respective officers or of public officials.

      I have assumed (i) the due execution and delivery, pursuant to due authorization, of the Credit Agreement by all parties to such document (other than the Borrower), (ii) the authenticity of all such documents submitted to me as originals, (iii) the genuineness of all signatures (other than those of the Borrower and of the Parent) and (iv) the conformity to the originals of all such documents submitted to me as copies.

       I, or an attorney or attorneys under my general supervision, have made such examination of law as in my or their judgment is necessary or appropriate for purposes of this opinion. I and such attorneys do not, however, purport to be qualified to pass upon, and express no opinion as to, the laws of any jurisdiction other than the laws of the State of Iowa.

      Based upon and subject to the foregoing, I am of the opinion that:

          1. Each of the Borrower and the Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of the property owned or leased by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse affect on the business, financial condition, results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole, or of the Parent and its Subsidiaries, taken as a whole.

          2. The execution, delivery and performance by the Borrower of the Credit Agreement, the Notes, the Support Agreement and the Fee Letter are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (a) the Borrower Charter or the Borrower By-laws, (b) any law, rule, regulation, order or judgment applicable to the Borrower,
(c) any contractual restriction arising under any agreement or instrument evidencing indebtedness described in Schedule III of the Credit Agreement, or (d) to my knowledge, any other legal or contractual restriction binding on or affecting the Borrower or its properties; and such execution, delivery and performance do not result in or require the creation or imposition of any Lien (other than the Lien of the Agent for the benefit of the Lenders upon the rights of the Borrower under the Support Agreement) upon or with respect to any of its properties under any agreement or instrument evidencing indebtedness described in Schedule III of the Credit Agreement or, to my knowledge, under any other agreement or instrument. The Credit Agreement, the A Notes, the Support Agreement and the Fee Letter have been duly executed and delivered on behalf of the Borrower. When completed in the form thereof attached as Exhibit 1.01A-2 to the Credit Agreement, and executed by a Senior Financial Officer and delivered on behalf of the Borrower, each B Note will have been duly executed and delivered on behalf of the Borrower.

          3. The execution, delivery and performance by the Parent of the Support Agreement are within the Parent's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (a) the Parent Charter or the Parent By-laws, (b) any law, rule, regulation, order or judgment applicable to the Parent, (c) any contractual restriction arising under (i) the $1,500,000 line of credit provided to the Parent by Firstar Bank or (ii) any agreement or instrument evidencing indebtedness described in Schedule 2 of the Support Agreement, or (d) to my knowledge, any other legal or contractual restriction binding on or affecting the Parent or its properties; and such execution, delivery and performance do not result in or require the creation or imposition of any Lien upon or with respect to any of its properties under the $1,500,000 line of credit provided to the Parent by Firstar Bank or under any agreement or instrument evidencing indebtedness described in Schedule 2 of the Support Agreement, or, to my knowledge, under any other agreement or instrument. The Support Agreement has been duly executed and delivered on behalf of the Parent.

          4. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Credit Agreement and the other Loan Documents to which it is, or is to be, a party.

          5. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Parent of the Support Agreement.

          6. There is no pending or, to my knowledge, threatened action or proceeding affecting the Borrower or its properties before any court, governmental agency or arbitrator, that could reasonably be expected, if adversely determined, to materially and adversely affect the business, financial condition, operations, results of operations or prospects of the Borrower, or affect the legality, validity or enforceability of the Credit Agreement or any other Loan Document to which the Borrower is, or is to be, a party.

          7. There is no pending or, to my knowledge, threatened action or proceeding affecting the Parent or its properties before any court, governmental agency or arbitrator, that could reasonably be expected, if adversely determined, to materially and adversely affect the business, financial condition, operations, results of operations or prospects of the Parent, or affect the legality, validity or enforceability of the Support Agreement.

      I authorize Winthrop, Stimson, Putnam & Roberts, special
New York counsel to the Borrower and the Parent, to rely on this opinion respecting matters covered by or relating to the laws of the State of Iowa.

                         Very truly yours,




                                                        EXHIBIT 3.01(a)(xii)-3


                FORM OF KING & SPALDING OPINION

                       [Date of Closing]


To each of the Lenders parties to the
    Credit Agreement referred to below
    and to Citibank, as Agent

                     IES Diversified, Inc.

Ladies and Gentlemen:

      We have acted as special New York counsel to Citibank, N.A., individually and as Agent, in connection with the preparation, execution and delivery of the Third Amended and Restated Credit Agreement, dated as of November __, 1996 (the "Credit Agreement"), among IES Diversified, Inc., the Banks party thereto and Citibank, N.A., as Agent for the Banks.
Unless otherwise indicated, terms defined in the Credit Agreement are used herein as therein defined.

      In that connection, we have examined the following documents:

           (1) counterparts of the Credit Agreement, executed by the Borrower, the Agent and the Banks; and

            (2) a counterpart of the Support Agreement, executed by the Parent; and

           (3) the other documents furnished by the Borrower pursuant to Section 3.01 of the Credit Agreement, including the opinion of Winthrop, Stimson, Putnam & Roberts, special New York counsel for the Borrower and Stephen W. Southwick, Counsel for the Borrower and Vice President, General Counsel and Secretary of the Parent (collectively, the "Opinions").

     In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents and the conformity to the originals of all such documents submitted to us as copies. We have also assumed that each of the Banks and the Agent has duly executed and delivered, with all necessary power and authority (corporate and otherwise), the Credit Agreement.

      To the extent that our opinions expressed below involve conclusions as to matters governed by law other than the law of the State of New York, we have relied upon the Opinions and have assumed without independent investigation the correctness of the matters set forth therein, our opinions expressed below being subject to the assumptions, qualifications and limitations set forth in the Opinions. As to matters of fact, we have relied solely upon the documents we have examined.

       Based   upon   the  foregoing,  and  subject   to   the
qualifications set forth below, we are of the opinion that:

          (i) The Credit Agreement and the A Notes are, and the B Notes will be, when executed and delivered by the Borrower for value, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

          (ii) The Support Agreement is the legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms.

          (iii) While we have not independently considered the matters covered by the Opinions to the extent necessary to enable us to express the conclusions stated therein, the Opinions and the other documents referred to in item (3) above are substantially responsive to the corresponding requirements set forth in Section 3.01 of the Credit Agreement pursuant to which the same have been delivered.

            Our   opinions   are  subject  to  the   following
qualifications:

          (a) Our opinions in paragraphs (i) and (ii) above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar law affecting creditors' rights generally.

          (b) Our opinions in paragraphs (i) and (ii) above are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (c) We note further that, in addition to the application of equitable principles described above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification under circumstances where the conduct of such parties in the circumstances in question is determined to have constituted negligence.

          (d)          We  express  no  opinion  herein  as   to (i)
     Section 8.05 of the Credit Agreement or Section 14 of the
     Support Agreement, (ii) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (iii) the availability of specific performance or other equitable remedies, (iv) the enforceability of rights to indemnity under Federal or state securities laws and (v) the enforceability of waivers by parties of their respective rights and remedies under law.

          (e) Our opinions expressed above are limited to the law of the State of New York and the Federal law of the United States, and we do not express any opinion herein concerning any other law. Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Bank may be located or wherein enforcement of the Credit Agreement, any Note or the Support Agreement may be sought that limits the rates of interest legally chargeable or collectible.

      The foregoing opinion is solely for your benefit and may not be relied upon by any other Person other than any Person that may become a Bank under the Credit Agreement after the date hereof.

                         Very truly yours,

MEO:IS:pc




                                                                  EXHIBIT 8.07



                   FORM OF LENDER ASSIGNMENT

                      Dated__________, 19__



      Reference is made to the Third Amended and Restated Credit Agreement, dated as of November _, 1996 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), among IES Diversified Inc., an Iowa corporation (the "Borrower"), the Lenders named therein and the Agent. Pursuant to the Credit Agreement, _________________ (the "Assignor") has committed to make advances ("Advances") to the Borrower, which Advances are evidenced by a promissory note (the "Note") issued by the Borrower to the Assignor.

           The Assignor and _______________ (the "Assignee") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement (the "Assigned Interest"), including, without limitation, such interest in the Assignor's Commitment, the Advances owing to the Assignor, and the Note[s] held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth in Section 2 of Schedule 1. The effective date of this sale and assignment shall be the date specified on Schedule 1 hereto (the "Effective Date").

     2. On the Effective Date, the Assignee will pay to the Assignor, in same day funds, at such address and account as the Assignor shall advise the Assignee, $___________, and the sale and assignment contemplated hereby shall thereupon become effective. From and after the Effective Date, the Assignor agrees that the Assignee shall be entitled to all rights, powers and privileges of the Assignor under the Credit Agreement and the Note[s] to the extent of the Assigned Interest, including without limitation (1) the right to receive all payments in respect of the Assigned Interest for the period from and after the Effective Date, whether on account of principal, interest, fees, indemnities in respect of claims arising after the Effective Date, increased costs, additional amounts or otherwise, (2) the right to vote and to instruct the Agent under the Credit Agreement according to its Percentage based on the Assigned Interest, (3) the right to set-off and to appropriate and apply deposits of the Borrower as set forth in the Credit Agreement and (4) the right to receive notices, requests, demands and other communications. The Assignor agrees that it will promptly remit to the Assignee any amount received by it in respect of the Assigned Interest (whether from the Borrower, the Agent or otherwise) in the same funds in which such amount is received by the Assignor.

     3. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Parent or the performance or observance by the Parent of any of its obligations under the Support Agreement or any other instrument or document furnished pursuant thereto; and
(v) attaches the Note[s] referred to in paragraph 1 above and requests that the Agent exchange such Note[s] for a new Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto. Except as specified in this
Section 3, the assignment of the Assigned Interest shall be without recourse to the Assignor.

     4. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5(d) of the Support Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Lender Assignment; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and]
(vi) specifies as its CD Lending Office, Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty]. 1

     5. Following the execution of this Lender Assignment by the Assignor and the Assignee, it will be delivered to the Agent for acceptance and recording by the Agent. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Lender Assignment, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent provided in this Lender Assignment, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

     6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Lender Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     8. This Lender Assignment shall be governed by, and construed in accordance with, the laws of the State of New
York.


      IN WITNESS WHEREOF, the parties hereto have caused this Lender Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

_______________
1 If the Assignee is organized under the laws of a jurisdiction outside the United States.



                          SCHEDULE 1

                              to

                       LENDER ASSIGNMENT

                     Dated__________, 19__



Section 1.

     Percentage Interest:                                   _____%

Section 2.

     Assignee's Commitment:                               $ _____

     Aggregate Outstanding Principal
       Amount of A Advances owing to the Assignee:        $ _____

     An A Note payable to the order of the Assignee
                             Dated:__________, 19__

                             Principal amount:              _____

     An A Note payable to the order of the Assignor
                             Dated:__________, 19__

                             Principal amount:              _____

     Aggregate Outstanding Principal
       Amount of B Advances owing to the Assignee:        $ _____

     A B Note payable to the order of the Assignee
                             Dated:__________, 19__

                             Principal amount:              _____

     A B Note payable to the order of the Assignor
                             Dated:__________, 19__

                             Principal amount:              _____


Section 3.

     Effective Date:         __________, 19


                    [NAME OF ASSIGNOR]



                    By _______________
                       Title:


                    [NAME OF ASSIGNEE]



                    By _______________
                       Title:


                    CD Lending Office:
                         [Address]


                    Domestic Lending Office (and
                      address for notices):
                         [Address]


                    Eurodollar Lending Office:
                         [Address]


Accepted this _____ day
of __________, 19__


CITIBANK, N.A., as Agent



By __________
   Title:
                          SCHEDULE I

                     IES DIVERSIFIED INC.

   Third Amended and Restated Credit Agreement, dated as of
                   November 20, 1996, among
  IES Diversified Inc., the Banks named therein and Citibank,
                        N.A., as Agent



Name of Bank    Commitment      Domestic Lending Office          CD Lending Office    Eurodollar Lending Office

ABN AMRO N.V.   $28,000,000      ABN AMRO Bank                     Same as Domestic     Same as Domestic
                                 N.V. Chicago Branch               Lending Office       Lending Office
                                 135 South LaSalle Street,
                                 Suite 625
                                 Chicago, IL 60603
                                 Telephonr:  312.904.2007
                                 Telecopy:  312.606.8425
                                 Attention:  Barbara Popp

Barclays        $20,000,000      222 Broadway                      Same as Domestic     Same as Domestic
Bank PLC                         New York, New York  10038         Lending Office       Lending Office
                                 Telephone:  212.412.3571
                                 Telecopy:  212.412.5002
                                 Attention:  Stephanie Gledhill

The Chase       $28,000,000      One Chase Plaza, 8th Floor        Same as Domestic     Same as Domestic
Manhattan                        New York, NY  10081               Lending Office       Lending Office
Bank                             Telephone:  212.552.7692
                                 Telecopy:  212.552.5777
                                 Attention:  Lynett Lang

CIBC Inc.       $40,000,000      Two Paces West                    Same as Domestic     Same as Domestic
                                 2727 Paces Ferry Road,            Lending Office       Lending Office
                                 Suite 1200
                                 Atlanta, Georgia
                                 Telephone:  404.319.4836
                                 Telecopy:  404.319.4950
                                 Attention:  Clare Coyne

Citibank,       $40,000,000      One Court Square, 7th Floor       Same as Domestic     Same as Domestic
N.A.                             Zone 2                            Lending Office       Lending Office
                                 Long Island City, NY 11120
                                 Telecopy:  718.248.4490
                                 Attention: Bank Loan Syndications

The First       $28,000,000      One First National Plaza,         Same as Domestic     Same as Domestic
National                         Suite 0363                        Lending Office       Lending Office
Bank of                          Chicago, Illinois  60670-0363
Chicago                          Telephone:  312.732.9780
                                 Telecopy:  312.732.3055 /
                                 312.732.6485
                                 Attention:  Robert G. Bussa

The Fuji        $28,000,000      U.S. Corporate Banking            Same as Domestic     Same as Domestic
Bank,                            225 West Wacker Drive,            Lending Office       Lending Office
Limited,                         Suite 2000
Chicago                          Chicago, Illinois  60606
Branch                           Telephone:  312.621.0526
                                 Telecopy:  312.621.0539
                                 Attention:  James Bell

Mellon          $40,000,000      One Mellon Bank Center-151-4425   Same as Domestic     Same as Domestic
Bank                             Pittsburgh, Pennsylvania          Lending Office       Lending Office
                                 15258-0001
                                 Telephone:  412.236.2988
                                 Telecopy:  412.234.6375
                                 Attention:  Jacquelyn S. Peters

Norwest         $ 8,000,000      101 Third Avenue S.W.             Same as Domestic     Same as Domestic
Bank Iowa,                       Cedar Rapids, Iowa 52404          Lending Office       Lending Office
N.A.                             Telephone:  319.368.1143
                                 Telecopy:  319.368.1299
                                 Attention:  R. Troy Hansen

The Sanwa       $28,000,000      10 South Wacker Drive,            Same as Domestic     Same as Domestic
Bank, Ltd.                       31st Floor                        Lending Office       Lending Office
Chicago                          Chicago, Illinois  60606
Branch                           Telephone:  312.368.3016
                                 Telecopy:  312.346.6677
                                 Telex:  3735188
                                 Attention:  Beverly Wyckoff

Union Bank      $12,000,000      445 South Figueroa Street         Same as Domestic     Same as Domestic
                                 Los Angeles, California 90071     Lending Office       Lending Office
                                 Telephone: 213.236.5809
                                 Telecopier: 213.236.4096
                                 Attention: John M. Edmonston


                                   SCHEDULE II

                                      LIENS

Subsidiary             Amount          Holder                Property

1.  Centerplace
    Limited         $1,029,724.00    Norwest Bank     River Place Apartments
                                                      Cedar Rapids, Iowa
2.  2060
    Partnership     $9,485,088.00    Firstar Bank     201/221 Town Center
                                                      Building
                                                      Cedar Rapids, Iowa
3.  2002
    Partnership     $1,553,811.00    Brenton Bank     Iowa Building
                                                      Cedar Rapids, Iowa


                                  SCHEDULE III

                                      DEBT

Subsidiary                     Amount            Holder            Property

1. Centerplace Limited     $1,029,724.00      Norwest Bank         Mortgage
2. 2060 Partnership        $9,485,088.00      Firstar Bank         Mortgage
3. 2002 Partnership        $1,553,811.00      Brenton Bank         Mortgage